UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

(RULE 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No. )

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☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

NATIONAL COMMERCE CORPORATION

(Name of Registrant as Specified in its Charter)

N/A

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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April 20, 2018

To Our Stockholders:

We are pleased to invite you to attend the 2018 Annual Meeting of Stockholders (the “Annual Meeting”) of National Commerce Corporation, to be held on Tuesday, May 22, 2018, at 9:30 a.m., Central Time, at our principal executive offices located at 813 Shades Creek Parkway, Suite 100, Birmingham, Alabama 35209. Details regarding the Annual Meeting and the business to be conducted are more fully described in the accompanying Notice of Annual Meeting of Stockholders and Proxy Statement.

Your vote is important. Whether or not you plan to attend the Annual Meeting, we encourage you to vote. Please review the instructions on each of your voting options described in the accompanying Notice of Annual Meeting of Stockholders and Proxy Statement.

On behalf of the directors and management of National Commerce Corporation, thank you for your support of and ownership in our company.

Sincerely,

Richard Murray, IV
President and Chief Executive Officer

NATIONAL COMMERCE CORPORATION

813 Shades Creek Parkway, Suite 100

Birmingham, Alabama 35209

Notice of Annual Meeting of Stockholders

NOTICE IS HEREBY GIVEN that the 2018 Annual Meeting of Stockholders (the “Annual Meeting”) of National Commerce Corporation (the “Company”) will be held on Tuesday, May 22, 2018, at 9:30 a.m., Central Time, at the Company’s principal executive offices, located at 813 Shades Creek Parkway, Suite 100, Birmingham, Alabama 35209. Directions to attend the Annual Meeting can be found at https://www.proxydocs.com/NCOM. The Annual Meeting is being held for the following purposes:

1.	To elect fifteen (15) directors to serve on the Board of Directors of the Company until the 2019 annual meeting;

2.	To ratify the Audit Committee’s appointment of Porter Keadle Moore, LLC as the Company’s independent registered public accountants for the year ending December 31, 2018; and

3.	To transact such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.

The Board of Directors recommends that you vote FOR each of the nominees for director and FOR the ratification of the appointment of Porter Keadle Moore, LLC as the Company’s independent registered public accountants.

The Board of Directors has established April 6, 2018 as the record date for the Annual Meeting. Only holders of record of the Company’s common stock at the close of business on the record date are entitled to notice of, and to vote at, the Annual Meeting and at any adjournments or postponements thereof.

Whether or not you plan to attend the Annual Meeting, we urge you to review these materials carefully, which are available at www.proxyvote.com, and to vote by one of the following means.

●	By Internet: Go to the website www.proxyvote.com and follow the instructions. You will need the control number included on the enclosed proxy card in order to vote by internet.

●

By Telephone: From a touch-tone telephone, dial toll-free 1-800-690-6903 and follow the recorded instructions. You will need the control number included on the enclosed proxy card in order to vote by telephone.

●

By Mail: If you choose to vote by using the enclosed proxy card, please mark your selections on the proxy card, date and sign your name exactly as it appears on the proxy card and mail the proxy card in the enclosed pre-paid envelope. Mailed proxy cards must be received no later than May 21, 2018 in order to be counted for the Annual Meeting.

By Order of the Board of Directors,

John H. Holcomb, III
Executive Chairman of the Board of Directors

Birmingham, Alabama

April 20, 2018

NATIONAL COMMERCE CORPORATION

PROXY STATEMENT FOR THE ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD TUESDAY, MAY 22, 2018

This Proxy Statement, along with the accompanying Notice of Annual Meeting of Stockholders, contains information about the 2018 Annual Meeting of Stockholders (the “Annual Meeting”) of National Commerce Corporation, including any adjournments or postponements of the Annual Meeting. We are holding the Annual Meeting at 9:30 a.m., Central Time, on Tuesday, May 22, 2018, at our principal executive offices located at 813 Shades Creek Parkway, Suite 100, Birmingham, Alabama 35209.

In this Proxy Statement, unless the context suggests otherwise, references to “the Company,” “we,” “us” and “our” refer to National Commerce Corporation, a Delaware corporation, and, as appropriate, our subsidiaries, including National Bank of Commerce, which we may refer to as “the Bank,” CBI Holding Company, LLC, which operates through its wholly owned subsidiary, Corporate Billing, LLC (“Corporate Billing”), and National Commerce Risk Management, Inc.

This Proxy Statement relates to the solicitation of proxies by our Board of Directors for use at the Annual Meeting.

On or about April 20, 2018, we began mailing this Proxy Statement and the accompanying Notice of Annual Meeting of Stockholders to all stockholders entitled to vote at the Annual Meeting.

We encourage all of our stockholders to vote at the Annual Meeting, and we hope that the information contained in this document will help you decide how to vote at the Annual Meeting.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE

ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON MAY 22, 2018

This Proxy Statement and our 2017 Annual Report to Stockholders are available for viewing, downloading and printing at www.proxyvote.com.

Additionally, you can find a copy of our Annual Report on Form 10-K for the fiscal year ended December 31, 2017, which includes our financial statements, on the website of the Securities and Exchange Commission (the “SEC”), at http://www.sec.gov, or by following the “Learn More – Investor Relations” link on our website at https://www.nationalbankofcommerce.com and proceeding to the “SEC Filings” heading. You may also obtain a printed copy of our Annual Report on Form 10-K, including our financial statements, free of charge by sending a written request to: National Commerce Corporation, 813 Shades Creek Parkway, Suite 100, Birmingham, Alabama 35209, Attention: Corporate Secretary. Exhibits will be provided upon written request and payment of an appropriate processing fee.

EXPLANATORY NOTE

We are an “emerging growth company” under applicable federal securities laws and, therefore, are permitted to take advantage of certain reduced public company reporting requirements. As an emerging growth company, we provide in this Proxy Statement the scaled disclosure permitted under the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”), including the compensation disclosures required of a “smaller reporting company,” as that term is defined in Rule 12b-2 promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). In addition, as an emerging growth company, we are not required to conduct votes seeking approval, on an advisory basis, of the compensation of our named executive officers or the frequency with which such votes must be conducted. We will remain an “emerging growth company” until the earliest of (i) the last day of the fiscal year in which we have total annual gross revenues of $1 billion or more; (ii) December 31, 2019; (iii) the date on which we have issued more than $1 billion in nonconvertible debt during the previous three years; or (iv) the date on which we are deemed to be a large accelerated filer under the rules of the SEC, which means that the market value of our common stock that is held by non-affiliates exceeds $700 million as of the prior June 30th.

IMPORTANT INFORMATION ABOUT THE ANNUAL MEETING AND VOTING

Why is the Company soliciting my proxy?

The Board of Directors of National Commerce Corporation (the “Board”) is soliciting your proxy to vote at the 2018 Annual Meeting of Stockholders to be held at our corporate headquarters, located at 813 Shades Creek Parkway, Suite 100, Birmingham, Alabama 35209, on Tuesday, May 22, 2018, at 9:30 a.m., Central Time, and any adjournments or postponements of the meeting, which we refer to as the “Annual Meeting.” This Proxy Statement, along with the accompanying Notice of Annual Meeting of Stockholders, summarizes the purposes of the Annual Meeting and the information you need to know to vote at the Annual Meeting.

Why am I receiving these materials?

Our Board is providing these proxy materials to you in connection with the Annual Meeting, which will take place on May 22, 2018. Stockholders are invited to attend the Annual Meeting and are requested to vote on the proposals described in this Proxy Statement.

What is included in these materials?

These proxy materials include:

●	our Proxy Statement for the Annual Meeting;

●	a proxy card; and

●	our 2017 Annual Report to Stockholders, which contains our Annual Report on Form 10-K, including our audited consolidated financial statements.

What information is contained in these materials?

The information included in this Proxy Statement relates to the proposals to be voted on at the Annual Meeting, the voting process, the compensation of certain of our executive officers and directors and certain other required information.

What proposals will be voted on at the Annual Meeting?

There are two proposals scheduled to be voted on at the Annual Meeting:

●	the election of fifteen (15) directors to serve on the Board until the Annual Meeting of Stockholders in 2019 (Proposal 1); and

●	the ratification of the Audit Committee’s appointment of Porter Keadle Moore, LLC as the Company’s independent registered public accounting firm for 2018 (Proposal 2).

What is the Board’s voting recommendation?

The Board recommends that you vote your shares “FOR” each of the nominees to the Board and “FOR” the ratification of the Audit Committee’s appointment of Porter Keadle Moore, LLC as the Company’s independent registered public accounting firm. Unless instructed to the contrary, shares represented by proxies at the Annual Meeting will be voted in accordance with the Board recommendations described above.

What shares that I own can be voted?

All shares that you owned as of the close of business on April 6, 2018 (the “Record Date”) may be voted. The holders of our common stock do not have cumulative voting rights with respect to the matters to be acted on at the Annual Meeting. As to each proposal to come before the Annual Meeting, you may cast only one vote per share of common stock that you held on the Record Date. These include shares that are held directly in your name as the stockholder of record or held for you as the beneficial owner through a stockbroker, bank or other nominee. On the Record Date, the Company had approximately 17,229,043 shares of common stock issued and outstanding.

What is the difference between holding shares as a stockholder of record and as a beneficial owner?

Many stockholders of the Company hold their shares through a stockbroker, bank or other nominee rather than directly in their own names. As summarized below, there are some differences between shares held of record and those owned beneficially.

Stockholder of Record

If your shares are registered directly in your name with the Company’s transfer agent, Broadridge Corporate Issuer Solutions, Inc., then you are considered the stockholder of record with respect to those shares, and these proxy materials are being sent directly to you. As the stockholder of record, you have the right to grant your voting proxy directly to the persons named as proxy holders, John H. Holcomb, III, the Company’s Executive Chairman, and Richard Murray, IV, the Company’s President and Chief Executive Officer, or to vote in person at the Annual Meeting. You may vote by completing and mailing your proxy card, or by internet or telephone, as described below under the heading “How can I vote my shares without attending the Annual Meeting?”

Beneficial Owner

If your shares are held in a stock brokerage account or by a bank or other nominee, then you are considered the beneficial owner of shares held in “street name,” and these proxy materials are being forwarded to you by your broker, bank or other nominee who is considered, with respect to those shares, the stockholder of record. As the beneficial owner, you are invited to attend the Annual Meeting. You also have the right to direct your broker, bank or other nominee on how to vote these shares. Your broker, bank or other nominee should have enclosed a voting instruction form for you to direct your broker, bank or other nominee how to vote your shares. You may also vote by internet or by telephone, as described below under “How can I vote my shares without attending the Annual Meeting?” However, shares held in “street name” may be voted in person by you only if you obtain a signed proxy from the record holder (broker, bank or other nominee) giving you the right to vote the shares.

How can I vote my shares in person at the Annual Meeting?

Shares held directly in your name as the stockholder of record may be voted in person at the Annual Meeting. If you choose to vote your shares in person at the Annual Meeting, please bring proof of your identity and proof of your ownership of the Company’s common stock on the Record Date, such as a proxy card or the voting instruction form provided by your broker, bank or other nominee. Even if you plan to attend the Annual Meeting, the Company recommends that you vote your shares in advance as described below so that your vote will be counted if you later decide not to attend the Annual Meeting.

How can I vote my shares without attending the Annual Meeting?

Whether you hold your shares directly as the stockholder of record or beneficially in “street name,” you may direct your vote by proxy without attending the Annual Meeting. You can vote by proxy by one of the following means:

●	By Internet: Go to the website www.proxyvote.com and follow the instructions. You will need the control number included on the enclosed proxy card in order to vote by internet.

●

By Telephone: From a touch-tone telephone, dial toll-free 1-800-690-6903 and follow the recorded instructions. You will need the control number included on the enclosed proxy card in order to vote by telephone.

●

By Mail: If you choose to vote by mail, please mark your selections on the proxy card, date and sign your name exactly as it appears on the proxy card and mail the proxy card in the enclosed pre-paid envelope. Mailed proxy cards must be received no later than May 21, 2018 in order to be counted for the Annual Meeting.

If you are a beneficial owner of shares held in “street name,” you should follow the instructions included on the voting instruction form received from your broker, bank or other nominee in order to direct your broker, bank or other nominee how to vote your shares.

Please follow the instructions set forth above in order to vote your shares at the Annual Meeting. We urge you to review the proxy materials carefully before you vote.

Can I revoke my proxy or change my vote?

You may revoke your proxy or change your voting instructions prior to the vote at the Annual Meeting. You may enter a new vote by using the internet or telephone voting methods or by mailing a new proxy card or new voting instruction form bearing a later date (which will automatically revoke your earlier voting instructions), which must be received by 11:59 p.m., Central Time, on May 21, 2018. You may also enter a new vote by attending the Annual Meeting and voting in person. Your attendance at the Annual Meeting in person will not cause your previously granted proxy to be revoked unless you specifically so request.

How are votes counted?

In the election of directors (Proposal 1), your vote may be cast “FOR” one or more of the nominees, or you may “WITHHOLD” your vote with respect to one or more of the nominees. Shares electing to “WITHHOLD” from voting will have no effect on the election of directors.

For the ratification of Porter Keadle Moore, LLC as the Company’s independent registered public accounting firm (Proposal 2), your vote may be cast “FOR” or “AGAINST” the proposal, or you may “ABSTAIN” from voting on the proposal. Shares voting “ABSTAIN” will have no effect on the outcome of the proposal.

If you sign your proxy card or broker voting instruction form with no further instructions, your shares will be voted as described below under “What is the effect of abstentions and broker non-votes?”.

What is the effect of abstentions and broker non-votes?

Any shares represented by proxies that are marked to “ABSTAIN” from voting on a proposal will be counted as present in determining whether we have a quorum. Abstentions will not be counted as votes “FOR” or “AGAINST” a director nominee or a particular proposal.

A “broker non-vote” occurs when a broker, bank or other nominee holding shares for a beneficial owner does not vote on a particular proposal because the broker, bank or other nominee does not have discretionary voting power for that particular matter and has not received instructions from the beneficial owner. If your shares are held in street name and you do not instruct your broker on how to vote your shares, then your broker, in its discretion, may either leave your shares unvoted or vote your shares on routine matters.

Proposal 1 (election of directors) is not considered a routine matter, and without your instruction, your broker cannot vote your shares, but because of the plurality voting standard, broker non-votes will have no effect on the outcome of the vote for Proposal 1. Proposal 2 (ratifying the appointment of our independent registered public accounting firm) is considered a routine matter. Therefore, your broker will have the discretion to vote your uninstructed shares on Proposal 2, and broker non-votes are unlikely to result from this proposal.

What is the voting requirement to approve each of the proposals?

Proposal 1, Election of Directors: Under our plurality voting standard, the directors elected to serve on the Board will be the fifteen (15) nominees receiving the highest number of votes cast in the election. Because of the plurality voting standard, abstentions and broker non-votes will have no effect in determining whether a director nominee is elected.

Proposal 2, Ratification of Appointment of Independent Registered Public Accounting Firm: The ratification of the appointment of Porter Keadle Moore, LLC as our independent registered public accountants for 2018 requires the affirmative vote of the holders of a majority of the votes cast affirmatively or negatively on the proposal. Abstentions will have no effect on the outcome of Proposal 2. The approval of Proposal 2 is a routine proposal on which a broker, bank or other nominee is generally empowered to vote in the absence of voting instructions from the beneficial owner, so broker non-votes are unlikely to result from this proposal.

What does it mean if I receive more than one set of proxy materials?

It means that your shares are registered in different names or are in more than one account. For each set of proxy materials that you receive, please submit your vote for the control number that has been assigned to you in such materials.

Where can I find the voting results of the Annual Meeting?

We will announce preliminary voting results at the Annual Meeting and publish preliminary results, or final results if available, in a Current Report on Form 8-K within four business days after the Annual Meeting. If final results are unavailable at the time at which we file the Form 8-K, then we will file an amended report on Form 8-K to disclose the final voting results within four business days after the final voting results are known.

What happens if additional proposals are presented at the Annual Meeting?

Other than the two proposals described in this Proxy Statement, we do not expect any matters to be presented for a vote at the Annual Meeting. If you grant a proxy, the persons named as proxy holders, John H. Holcomb, III, our Executive Chairman, and Richard Murray, IV, our President and Chief Executive Officer, will have the discretion to vote your shares on any additional matters properly presented for a vote at the Annual Meeting. If for any unforeseen reason, one or more of the Company’s nominees is not available as a candidate for director, then the persons named as proxy holders will vote your proxy for such other candidate or candidates as may be nominated by the Board.

What is the quorum requirement for the Annual Meeting?

The quorum requirement for holding the Annual Meeting and transacting business is a majority of the voting power of the outstanding shares entitled to be voted at the meeting. The shares may be present in person or represented by proxy at the Annual Meeting. Both abstentions and broker non-votes are counted as present for the purpose of determining the presence of a quorum.

Who will count the vote?

A representative of Maynard, Cooper & Gale, P.C., corporate and securities counsel to the Company, will act as the inspector of election. Broadridge Corporate Issuer Solutions, Inc., the Company’s transfer agent, will act as tabulator of the votes represented by proxies from banks, brokers and other stockholders of record.

Is my vote confidential?

Proxy instructions, ballots and voting tabulations that identify individual stockholders are handled in a manner that protects your voting privacy. Your vote will not be disclosed either within the Company or to third parties except (1) as necessary to meet applicable legal requirements, (2) to allow for the tabulation and certification of the votes and (3) to facilitate a successful proxy solicitation by the Board. Additionally, any written comments that you provide on a proxy card or through other means will be forwarded to management.

Who will bear the cost of soliciting proxies for the Annual Meeting?

The Company will pay the entire cost of soliciting proxies for the Annual Meeting, including the distribution of the proxy materials. We will also reimburse brokers or nominees for the expenses that they incur for forwarding the proxy materials to their customers. The original solicitation of proxies by mail may be supplemented by solicitation by telephone and other means by our directors, officers and employees. We will reimburse them for their expenses, but no additional compensation will be paid to these individuals for any such services.

May I propose actions for consideration at next year’s annual meeting of stockholders or nominate individuals to serve as directors?

You may submit proposals, including director nominations, for consideration at future annual stockholder meetings.

Stockholder Proposals: In order for a proposal by a stockholder of the Company to be eligible to be included in the Company’s proxy statement for the 2019 annual meeting of stockholders pursuant to the proposal process mandated by SEC Rule 14a-8, the proposal must be received by the Company on or before December 21, 2018 and must comply with the informational and other requirements set forth in Regulation 14A under the Exchange Act. In order for a stockholder to raise a proposal from the floor during an annual meeting (outside of the proposal process mandated by SEC Rule 14a-8), the proposal must be submitted instead under the Company’s advance notice bylaw provision (Section 1.4(a) of the bylaws) and be received by the Company not more than 150 days and not less than 120 days before the first anniversary of the date of the preceding year’s annual meeting. Thus, in order for a proposal to be timely for next year’s meeting, the proposal, together with the information required under the applicable bylaw provision, must be received by the Company not earlier than December 23, 2018 or later than January 22, 2019.

Nomination of Director Candidates: The Company’s bylaws also permit stockholders to nominate directors at a meeting of stockholders. In order to make a director nomination at an annual meeting of stockholders, it is necessary that your nomination notice be received by the Company not more than 150 days or less than 120 days before the first anniversary of the date of the preceding year’s annual meeting. Thus, in order for any such nomination notice to be timely for next year’s annual meeting, it must be received by the Company not earlier than December 23, 2018 or later than January 22, 2019, together with the information required under the applicable bylaw provision.

Copy of Bylaw Provisions: You may contact our Corporate Secretary at our corporate headquarters for a copy of the relevant bylaw provisions regarding the requirements for making stockholder proposals and nominating director candidates. Additionally, a copy of the Company’s bylaws is available on our Investor Relations website, which may be accessed by clicking the “Learn More – Investor Relations” link on our website at https://www.nationalbankofcommerce.com and proceeding to the “Governance Documents” heading.

How do I obtain a separate set of proxy materials if I share an address with other stockholders?

To reduce expenses, in some cases, we are delivering one set of proxy materials to certain stockholders who share an address, unless otherwise requested by one or more of the stockholders. However, in such situations, a separate proxy card has been included with the proxy materials for each stockholder. If you have received only one set of proxy materials, you may request separate copies to be delivered promptly at no additional cost to you by calling us at (205) 313-8100 or by writing to us at National Commerce Corporation, 813 Shades Creek Parkway, Suite 100, Birmingham, Alabama 35209, Attn: Corporate Secretary.

If I share an address with other stockholders of the Company, how can we receive only one set of voting materials for future meetings?

You may request that we send you and the other stockholders who share an address with you only one set of proxy materials by calling us at (205) 313-8100 or by writing to us at: National Commerce Corporation, 813 Shades Creek Parkway, Suite 100, Birmingham, Alabama 35209, Attn: Corporate Secretary.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding the beneficial ownership of our common stock as of April 6, 2018, by:

(i)       each of our directors and director nominees;

(ii)      each of our named executive officers listed in the Summary Compensation Table herein;

(iii)     all of our current directors and executive officers as a group; and

(iv)     each stockholder known by us to beneficially own more than 5% of our common stock.

Beneficial ownership is determined in accordance with the rules of the SEC and includes voting or investment power with respect to the securities. Shares of common stock that may be acquired by an individual or group within 60 days of April 6, 2018 pursuant to derivative securities, such as options, warrants or restricted stock units, are deemed to be outstanding for the purpose of computing the percentage ownership of such individual or group, but are not deemed to be outstanding for the purpose of computing the percentage ownership of any other person shown in the table. Percentage of ownership is based on a total of 17,229,043 shares of common stock outstanding as of April 6, 2018.

Except as indicated in the footnotes to this table, we believe that the stockholders named in this table have sole voting and investment power with respect to all shares of common stock shown to be beneficially owned by them, based on information provided to us by such stockholders. Unless otherwise indicated, the address for each director and executive officer is: c/o National Commerce Corporation, 813 Shades Creek Parkway, Suite 100, Birmingham, Alabama 35209. None of the shares reported are pledged as security.

Beneficial Owner	Number of Shares of Common Stock Beneficially Owned(13)	Percentage of Common Stock Beneficially Owned
Five Percent Stockholders
Regions Bank (as trustee) (1)	1,133,635	6.6%

Directors, Director Nominees and Executive Officers
Joel S. Arogeti(2)	88,356	*
Bobby A. Bradley	13,310	*
Thomas H. Coley (3)	22,405	*
Mark L. Drew	26,619	*
M. Davis Goodson, Jr.(4)	41,749	*
Brian C. Hamilton	—	*
R. Holman Head	6,500	*
John H. Holcomb, III (5)	91,333	*
William E. Matthews, V (6)	49,355	*
C. Phillip McWane (7)	1,501,821	8.7%
Richard Murray, IV (8)	107,235	*
G. Ruffner Page, Jr. (9)	226,955	1.3%
Stephen A. Sevigny, M.D. (10)	52,366	*
W. Stancil Starnes	66,551	*
Temple W. Tutwiler, III	11,655	*
Russell H. Vandevelde, IV (11)	124,430	*
Donald F. Wright (12)	31,704	*
All Executive Officers and Directors as a Group (19 persons)	2,471,332	14.2%

*	Represents beneficial ownership of less than 1% of the shares of our outstanding common stock.
(1)

Represents shares held by trusts for which Regions Bank serves as a fiduciary, as reported by Regions Bank and its parent company, Regions Financial Corporation, on a Schedule 13G/A filed jointly on February 13, 2018. None of the trusts for which Regions Bank serves as trustee holds five percent or more of our outstanding shares. The address of Regions Financial Corporation and Regions Bank is 1900 5th Avenue North, Birmingham, Alabama 35203.

(2)

Includes (i) 8,432 shares held jointly by Mr. Arogeti and his spouse, (ii) 5,376 shares held by Mr. Arogeti’s spouse and (iii) 3,584 shares held by Mr. Arogeti’s child, with respect to which Mr. Arogeti disclaims beneficial ownership.

(3)	Includes 832 shares underlying vested warrants to purchase our common stock.
(4)	Includes 23,500 shares underlying vested options to purchase our common stock.
(5)	Includes 23,500 shares underlying vested options to purchase our common stock.
(6)	Includes (i) 2,567 shares held jointly by Mr. Matthews and his spouse and (ii) 23,500 shares underlying vested options to purchase our common stock.
(7)

Includes (i) 833,396 shares held by the Charles Phillip McWane 2011 Grantor Retained Annuity Trust (the “McWane GRAT”), as to which Mr. McWane exercises sole voting power and shared dispositive power and (ii) 170,720 shares held in the G. Ruffner Page, Jr. Grantor Retained Annuity Trust (the “Page GRAT”), over which Mr. McWane holds sole voting power but no dispositive power under the terms thereof. Pursuant to the terms of the McWane GRAT, Regions Bank, as trustee, has authority to select and dispose of assets held in the McWane GRAT, including the shares of our common stock held by the McWane GRAT, subject to the prior approval of Mr. McWane. Regions Bank is wholly owned by Regions Financial Corporation.

(8)

Includes (i) 61,560 shares held jointly by Mr. Murray and his spouse, (ii) 1,663 shares held by Mr. Murray’s dependent child, over which Mr. Murray exercises voting control and (iii) 23,500 shares underlying vested options to purchase our common stock.

(9)

Includes (i) 23,500 shares underlying vested options to purchase our common stock and (ii) 170,720 shares held by the Page GRAT, as to which Mr. Page exercises shared dispositive power. Pursuant to the terms of the Page GRAT, Regions Bank, as trustee, has authority to select and dispose of assets held in the Page GRAT, including the shares of our common stock held by the Page GRAT, subject to the prior approval of Mr. Page. Regions Bank is wholly owned by Regions Financial Corporation.

(10)	Includes (i) 35,928 shares held by Dr. Sevigny as tenants by the entirety with his spouse and (ii) 9,165 shares underlying vested options to purchase our common stock.
(11)	Includes (i) 1,250 shares held in an individual retirement account for the benefit of Mr. Vandevelde’s spouse and (ii) 3,200 shares held by Mr. Vandevelde as custodian for his four minor children.
(12)	Includes 30,746 shares that are beneficially owned by Mr. Wright through a revocable trust, with respect to which Mr. Wright serves as a co-trustee with his spouse.
(13)

The share totals reported in this table do not include vested shares of our common stock credited to the accounts of directors and executive officers who participate in our Deferral Plan, described below, with respect to which such directors and executive officers do not exercise voting or investment power and may not acquire such power within 60 days of April 6, 2018 in accordance with the terms and conditions of the Deferral Plan. As of April 6, 2018, the number of shares credited to the account of each of our directors and executive officers included in the table above who participate in the Deferral Plan was as follows:

Participant	Deferred Shares
Bobby A. Bradley	3,733.04
Thomas H. Coley	307.13
Mark L. Drew	1,587.34
M. Davis Goodson, Jr.	5,498.60
R. Holman Head	4,267.71
John H. Holcomb, III	7,644.52
William E. Matthews, V	7,644.52
C. Phillip McWane	3,142.44
Richard Murray, IV	7,644.52
G. Ruffner Page, Jr.	14,114.69
Stephen A. Sevigny, M.D.	2,905.39
W. Stancil Starnes	4,392.47
Temple W. Tutwiler, III	4,439.41
Russell H. Vandevelde, IV	3,904.87
Donald F. Wright	2,728.01

MANAGEMENT AND CORPORATE GOVERNANCE

Our Board of Directors

Our certificate of incorporation and bylaws provide that our Board will consist of up to 20 directors, with the precise number of directors being determined by our Board from time to time. We currently have 15 directors. Our directors are elected for a one-year term and hold office until their successors are duly elected and qualified, or until their earlier death, resignation or removal.

Information about the Director Nominees

Set forth below are the biographies of each of the nominees for director, including their names, ages, offices in the Company, if any, principal occupations or employment for at least the past five years, the length of their tenure as directors, and the names of other public companies in which such persons hold or have held directorships during the past five years. Additionally, information about the specific experience, qualifications, attributes or skills that led to our Board’s conclusion at the time of the filing of this Proxy Statement that each person listed below should be nominated to serve as a director is set forth below. With the exception of Brian C. Hamilton, each of the nominees currently serves as a director of the Company, and Messrs. Holcomb, Murray and Matthews also currently serve as executive officers of the Company. Donald F. Wright, a current director and member of the Risk Committee of the Board, will not stand for reelection at the Annual Meeting. The stock ownership of each director and nominee for director is set forth in the table entitled “Security Ownership of Certain Beneficial Owners and Management.”

Name	Age	Position(s) with the Company
John H. Holcomb, III(4)(5)	66	Executive Chairman of the Board
Richard Murray, IV(4)(5)	55	President, Chief Executive Officer and Director
William E. Matthews, V(4)(5)	53	Vice Chairman of the Board and Chief Financial Officer
Joel S. Arogeti(5)	61	Director
Bobby A. Bradley(1)	68	Director
Thomas H. Coley(1)	75	Director
Mark L. Drew(1)	56	Director
Brian C. Hamilton	38	None
R. Holman Head(1)(2)(5)	62	Director
C. Phillip McWane(4)	60	Director
G. Ruffner Page, Jr. (2)(3)(4)(5)	58	Director
Stephen A. Sevigny, M.D.(1)(5)	50	Director
W. Stancil Starnes(2)(3)(5)	69	Director
Temple W. Tutwiler, III(1)(3)(5)	64	Director
Russell H. Vandevelde, IV(2) (5)	51	Director

(1)	Member of our Audit Committee
(2)	Member of our Compensation Committee
(3)	Member of our Nominating and Corporate Governance Committee
(4)	Member of our Executive Committee
(5)	Member of our Risk Committee

John H. Holcomb, III has served on our Board since 2010. Mr. Holcomb has served as Executive Chairman of our Board since May 2017 and previously served as Chief Executive Officer of the Company and as Chairman of our Board and of the board of directors of the Bank from October 2010 to May 2017. From October 2010 until June 2012, Mr. Holcomb also served as Chief Executive Officer of the Bank. Mr. Holcomb previously served as Chairman of the board of directors and Chief Executive Officer of Alabama National Bancorporation from 1996 until it was acquired in 2008, and then as Vice Chairman of RBC Bank (USA) until June 2009. Our Board believes that Mr. Holcomb’s extensive commercial banking experience focused on the markets in which we currently operate and his service in senior executive positions with us since 2010 provide him with extensive knowledge of our operations and allow him to contribute critical insights to our Board.

Richard Murray, IV has served on our Board since 2010. Mr. Murray has served as our President and Chief Executive Officer since May 2017 and as President and Chief Executive Officer of the Bank since June 2012. Mr. Murray previously served as President and Chief Operating Officer of the Company from October 2010 until May 2017 and of the Bank from October 2010 until June 2012. Mr. Murray served as President and Chief Operating Officer of Alabama National Bancorporation from 2000 until it was acquired in 2008, and then as Regional President (Alabama and Florida) of RBC Bank (USA) from February 2008 until July 2009. Our Board believes that Mr. Murray’s substantial experience in commercial banking in the markets in which we currently operate and his service in senior executive positions with us since 2010 provide him with extensive knowledge of our operations and allow him to contribute valuable insight and experience to our Board.

William E. Matthews, V has served on our Board since 2010. Mr. Matthews has served as Vice Chairman of our Board and of the board of directors of the Bank since June 2012 and as the Company’s and the Bank’s Chief Financial Officer since November 2011. He served as Executive Vice President of the Company and the Bank from November 2011 until June 2012. Mr. Matthews previously served as Executive Vice President and Chief Financial Officer of Alabama National Bancorporation from 1998 until it was acquired in 2008, and then as Chief Financial Officer of RBC Bank (USA) until March 2009. From March 2009 until October 2011, Mr. Matthews was a partner at New Capital Partners, a private equity firm based in Birmingham, Alabama. Our Board believes that Mr. Matthews’ longtime involvement in the banking and finance industries and extensive experience as a chief financial officer of various banks contributes valuable experience to our Board.

Joel S. Arogeti has served on our Board since January 2017. Mr. Arogeti is an attorney with more than 34 years of experience in the practice of business and estate planning law, and he has prior experience practicing as a staff attorney with the Securities and Exchange Commission. He is a shareholder in the Atlanta law firm of Kitchens Kelley Gaynes, P.C., where he serves as its Chief Executive Officer and President. He served on the board of directors of Private Bancshares, Inc. (“Private Bancshares”), including as chair of the audit committee thereof, before joining our Board in connection with our acquisition of Private Bancshares. He is a member of the State Bar of Georgia, Atlanta Bar Association, American Bar Association and Atlanta Estate Planning Council. Our Board believes that Mr. Arogeti’s extensive contacts in the Atlanta community, as well as his widely recognized leadership strengths, skills and professional experience, give him a wide range of knowledge on topics important to our business and operations and allow him to contribute important insight to our Board.

Bobby A. Bradley has served on our Board since 2010. Ms. Bradley currently serves as Managing Partner of Lewis Properties, LLC, a real estate investment company, Managing Partner of Anderson Investments, LLC, a technology business investment company, and Managing Partner of Genesis II, a family business designed to support various philanthropic and investment efforts. Ms. Bradley previously served as Chief Executive Officer of Computer Systems Technology, Inc. from 1989 until 2003, and then as Group Manager of Science Applications International Corporation (SAIC) until 2004. Ms. Bradley also served on the board of directors of Alabama National Bancorporation from 2005 until it was acquired in 2008. Our Board believes that Ms. Bradley’s skills and professional experience in a variety of operational and leadership roles give her a wide range of knowledge on topics important to our business and operations and allow her to contribute important insight to our Board.

Thomas H. Coley has served on our Board since January 2018. Mr. Coley is the former Vice Chairman of SouthTrust Corporation. In this capacity, he was responsible for the company’s finance, risk management, legal, asset and liability management and investor relations functions. Prior to assuming his holding company duties, Mr. Coley was responsible for SouthTrust Bank’s general banking operations in its nine-state market. Mr. Coley served as a director of FirstAtlantic Financial Holdings, Inc. (“FirstAtlantic”) including as Chairman of the Board, Chairman of the Executive Committee and as a member of the Compensation and Loan Committees, before joining our Board in connection with our acquisition of FirstAtlantic. Our Board believes that Mr. Coley’s extensive banking career, as well as his widely recognized leadership strengths, skills and professional experience, give him a wide range of knowledge on topics important to the Company’s business and operations and will allow him to contribute important insight to our Board.

Mark L. Drew has served on our Board since January 2017. Mr. Drew has served as Executive Vice President and General Counsel of Protective Life Corporation, a $79 billion asset subsidiary of Dai-ichi Life Holdings, Inc., since August 2016. Prior to his employment with Protective Life, Mr. Drew was the Managing Shareholder of Maynard, Cooper & Gale, P.C., a full-service law firm in Birmingham, Alabama. As a corporate lawyer, Mr. Drew served as counsel to private and public companies, including banking, insurance and other financial institutions, at both the board and transactional level. Our Board believes that Mr. Drew’s extensive contacts in the Birmingham community, as well as his widely recognized leadership strengths, skills and professional experience, give him a wide range of knowledge on topics important to our business and operations and allow him to contribute important insight to our Board.

Brian C. Hamilton has been nominated by the Board for initial election as a director at the Annual Meeting. Mr. Hamilton has served as President and Chief Executive Officer of Trillion Communications Corp., a supplier of telecommunication infrastructure products and services to the connectivity industry, since 2013, and served as President and Chief Operating Officer from 2011 through 2013. Mr. Hamilton previously served as Managing Director and Chief Executive Officer of A.G. Gaston Engineering, a construction and management services firm headquartered in Birmingham, Alabama. The Board believes that Mr. Hamilton’s leadership experience and business acumen developed as an executive of multiple companies in industries served by the Company will provide valuable insight to the Board.

R. Holman Head has served on our Board since 2013. Mr. Head currently serves as President and Chief Operating Officer of O’Neal Industries, the largest family-owned group of metals service centers in the United States. In this role, Mr. Head, among other duties, serves on the audit committee of O’Neal Industries and oversees the financial reporting function of the company, including the principal financial officer thereof. Mr. Head has been employed by O’Neal Industries in various positions since 1980. Mr. Head is also a partner and officer of Sigma Investments, a private investment company. Mr. Head’s extensive experience as a senior executive officer of a corporation adds valuable expertise and insight to our Board.

C. Phillip McWane has served on our Board since 2010. Mr. McWane has served as Chairman of McWane, Inc., a company involved in the manufacture of pipes, valves, water fittings, fire extinguishers and propane tanks and in various technology industries, since 1999. Mr. McWane has been employed by McWane, Inc. in various positions since 1980. Mr. McWane also served on the board of directors of Alabama National Bancorporation from 1995 until it was acquired in 2008. Mr. McWane’s more than 17 years of experience as a senior executive of a corporation adds valuable expertise and insight to our Board.

G. Ruffner Page, Jr. has served on our Board since 2010 and currently serves as its lead independent director. Mr. Page has served as President of McWane, Inc., a company involved in the manufacture of pipes, valves, water fittings, fire extinguishers and propane tanks and in various technology industries, since 1999. Mr. Page previously served as Executive Vice President of National Bank of Commerce, a subsidiary of Alabama National Bancorporation, from 1989 until 1994, after which time he accepted employment at McWane, Inc. Mr. Page also served on the board of directors of Alabama National Bancorporation from 1995 until it was acquired in 2008. Mr. Page’s experience as a senior banking executive and as a senior executive of McWane, Inc. gives him a wide range of knowledge on topics important to the banking business and allows him to contribute valuable insight to our Board.

Stephen A. Sevigny, M.D. has served on our Board since 2015. Dr. Sevigny has more than 17 years of experience as a practicing physician and is currently a partner at Radiology Associates of Daytona Beach, Florida. He is also an officer and owner of several real estate investment ventures. Dr. Sevigny served as a member of the board of directors of Reunion Bank of Florida (“Reunion”) from April 2012 until we acquired Reunion in October 2015, after which time he joined our Board. Our Board believes that Dr. Sevigny’s experience as an active real estate investor and as a director of Reunion give him unique insight into the business climate in east central Florida and allow him to bring a valuable perspective to our Board.

W. Stancil Starnes has served on our Board since 2010. Mr. Starnes currently serves as Chairman of the board of directors and as President and Chief Executive Officer of ProAssurance Corporation, a public holding company for property and casualty insurance companies focused on professional liability insurance. Mr. Starnes practiced law at the law firm of Starnes & Atchison LLP in Birmingham, Alabama from 1975 until October 2006, most recently serving as the senior and managing partner. Mr. Starnes then served as President of Corporate Planning and Administration for Brasfield & Gorrie, Inc., a commercial construction firm based in Birmingham, Alabama, until May 2007, when he joined ProAssurance Corporation. Mr. Starnes currently serves as a member of the Board of Trustees of the University of Alabama System, a position he has held since April 2017. He also served on the board of directors of Alabama National Bancorporation from 1995 until it was acquired in 2008. Our Board believes that Mr. Starnes has gained valuable insight into the operation and governance of companies through his more than 30 years of legal experience and his management experience with various companies, including public companies, which allows him to contribute valuable experience and insight to our Board.

Temple W. Tutwiler, III has served on our Board since 2013. Mr. Tutwiler serves as President of Shades Creek Real-Estate & Investment Co., as a general partner in Tutwiler Properties, Ltd. and as an officer of or partner in several other family-controlled entities. Mr. Tutwiler has more than 30 years of experience managing and developing real estate in central Alabama and managing stock and bond portfolios. Mr. Tutwiler also served on the board of directors of First American Bank, Alabama National Bancorporation’s largest subsidiary bank, from 1995 until 2008. Our Board believes that Mr. Tutwiler’s skills and professional experience in a variety of operational and leadership roles in the real estate and banking industries give him a wide range of knowledge on topics important to our business and operations, allowing him to contribute valuable experience and insight to our Board.

Russell H. Vandevelde, IV has served on our Board since 2006 (when the Company was known as Americus Financial Services, Inc.) and has served as a director of the Bank since 2004. Mr. Vandevelde currently serves as Chief Executive Officer and is a founding member of Executive Benefits Specialists, LLC, a company specializing in the design, implementation and administration of benefit plans, with a specialization in financial institutions. Mr. Vandevelde served as Chairman of our Board from approximately May 2009 until October 2010. Our Board believes that Mr. Vandevelde’s 20 years as a consultant to financial institutions, as well as his experience as a director on our Board, add valuable expertise and insight to our Board.

Information about Directors Not Standing for Reelection

Donald F. Wright has served on our Board since 2014. Mr. Wright has more than 40 years of experience as a lawyer and is currently a senior partner in the law firm of Wright, Fulford, Moorhead & Brown, P.A. in Altamonte Springs, Florida. Mr. Wright served as a member of the board of directors of United Group Banking Company of Florida, Inc. (“United”) from February 2010 until December 2014, at which time he joined our Board following our acquisition of United. Mr. Wright currently serves on the Risk Committee of our Board. Our Board believes that Mr. Wright’s extensive experience as a practicing attorney, during which period he has advised a number of companies on a variety of issues, has provided a unique and valuable perspective to our Board.

Certain Director Relationships

In general, none of our current directors or director nominees were selected pursuant to any arrangement or understanding, other than with our directors and executive officers acting within their capacities as such, except that, under the terms of the Company’s acquisition agreements with United Group Banking Company of Florida, Inc. (“United”), Reunion, Private Bancshares and FirstAtlantic, we agreed to nominate Mr. Wright (a former United director), Dr. Sevigny (a former Reunion director), Mr. Arogeti (a former Private Bancshares director) and Mr. Coley (a former FirstAtlantic director) for election at the first two annual meetings of stockholders following the effective dates of the respective mergers (December 15, 2014 for United, October 31, 2015 for Reunion, January 1, 2017 for Private Bancshares and January 1, 2018 for FirstAtlantic), subject to certain disqualification events. Accordingly, we remain contractually obligated to nominate Messrs. Arogeti and Coley for election at the Annual Meeting. Except for the relationship between Mr. Head and Mr. Page as brothers-in-law, there are no family relationships between our directors and executive officers. None of our directors or executive officers serve as a director of any company that has a class of securities registered under, or that is subject to the periodic reporting requirements of, the Exchange Act, or any investment company registered under the Investment Company Act of 1940, other than Mr. Starnes, who serves as Chairman and Chief Executive Officer of ProAssurance Corporation, which has a class of securities registered under, and is subject to the periodic reporting requirements of, the Exchange Act. None of our directors or executive officers has been involved in any legal proceedings during the past 10 years that are material to an evaluation of the ability or integrity of such person. In addition, none of our directors, executive officers or 5% stockholders or any associate of any of the foregoing has been involved in any legal proceedings in which such person has or had a material interest adverse to the Company or any of our subsidiaries. The principal occupation and employment during the past five years of each of our directors was carried on, in each case except as specifically identified above, with a corporation or organization that is not a parent, subsidiary or other affiliate of the Company.

Information about Executive Officers Who Are Not Also Directors

John R. Bragg, 56, has served as Executive Vice President – Bank Operations of the Company and the Bank since October 2010. Mr. Bragg previously served as Senior Vice President of National Bank of Commerce beginning in 1992 and then as Executive Vice President of Alabama National Bancorporation until it was acquired in 2008. Mr. Bragg served as Senior Vice President – Bank Operations of RBC Bank (USA) from February 2008 until June 2009.

M. Davis Goodson, Jr., 46, has served as Executive Vice President, Senior Lender and Chief Credit Officer of the Bank since December 2017. Mr. Goodson previously served as Executive Vice President and Senior Lender of the Bank from May 2011 until December 2017 and as Senior Vice President and Senior Lender of the Bank from October 2010 until April 2011. Mr. Goodson served in various commercial loan officer and commercial banking manager positions beginning in May 1994, including as Commercial Banking Manager of RBC Bank (USA) from July 2006 until June 2009.

William R. Ireland, Jr., 61, has served as Executive Vice President – Chief Risk Management Officer of the Company and the Bank since October 2010. Mr. Ireland previously served as Director of Credit Review of RBC Bank (USA) from July 2008 until February 2010 and as Director, Risk Management and Strategic Initiatives of RBC Bank (USA) from February 2008 until July 2008. Mr. Ireland served as Executive Vice President, Chief Risk Management Officer, of Alabama National Bancorporation from 2004 until it was acquired in 2008.

James R. (“Skip”) Thompson, III, 58, has served as President and Chief Executive Officer of Corporate Billing since 2009. Mr. Thompson previously served as Chief Executive Officer of First American Bank, Alabama National Bancorporation’s largest subsidiary bank, from 1999 until 2008.

Market Presidents of the Bank

Our market presidents have extensive experience in the banking industry in the markets in which we currently operate. With the exception of Messrs. Sleaford, Key and Hunt, these individuals have worked with our senior management team for many years and were previously employed in comparable roles at Alabama National Bancorporation. We believe that these market presidents are important to our success, as their banking experience within their markets, their involvement in their communities and their relationships with customers make us more likely to succeed in our community banking model. Selected biographical information about our market presidents is set forth below. The Bank’s market presidents are not executive officers of the Company.

Robert B. Aland, Atlanta Market President. Mr. Aland has served as Atlanta Market President of the Bank since July 2017. Prior to that, Mr. Aland served as Birmingham Market President of the Bank from October 2010 until June 2017. Mr. Aland previously served as Birmingham Market President of RBC Bank (USA) from February 2008 until June 2009, and as Birmingham Market President of First American Bank, Alabama National Bancorporation’s largest subsidiary bank, from 2005 until February 2008. Mr. Aland is 55 years old and has been a banker for approximately 26 years.

P. Andrew Beindorf, Vero Beach Market President. Mr. Beindorf was President and Chief Executive Officer of Alabama National Bancorporation’s Indian River National Bank in Vero Beach, Florida from 2001 until 2008, after which time he served as Market President for RBC Bank (USA) in the Vero Beach area from February 2008 through 2009. From 2010 until he rejoined us as Vero Beach Market President in 2014, Mr. Beindorf served as Executive Vice President and Regional President for CenterState Bank of Florida. Mr. Beindorf is 62 years old and has been a banker for approximately 39 years.

Eric L. Canada, Auburn-Opelika Market President. Mr. Canada served as Market President, including as Auburn-Opelika (Lee County) Market President, for AmSouth Bank before joining Alabama National Bancorporation’s First American Bank in 2001, where he again served the Auburn-Opelika area as Market President for First American Bank and, subsequently, for RBC Bank (USA) until 2009. He joined us as Auburn-Opelika Market President in October 2010. Mr. Canada is 58 years old and has been a banker for more than 32 years.

Patrick S. Carlton, Birmingham Market President. Mr. Carlton has served as Market President for the Birmingham market since June 2017, following service in various other management roles with NBC since 2010, including as Senior Vice President – Commercial Banking, and most recently as Senior Vice President – Private & Professional Banking Manager. Mr. Carlton is 40 years old and has been a banker for approximately 19 years.

David B. Key, Tampa Market President. Mr. Key served as President and Chief Executive Officer of Patriot Bank from 2011 until we acquired Patriot Bank in August 2017. From 2009 to 2011, Mr. Key served Patriot Bank as Executive Vice President and Chief Credit Risk Officer. Mr. Key is 53 years old and has 17 years of banking experience.

Mitchell W. Hunt, Jr., Jacksonville Market President. Mr. Hunt served as President and Chief Executive Officer of FirstAtlantic Bank from the date it commenced operations in 2007 until we acquired FirstAtlantic in January 2018. Mr. Hunt previously served as a Regional President of Wachovia Bank and in numerous roles with SouthTrust Bank, including Executive Vice President for the Urban Banking Group, a role in which he oversaw 14 market banks across seven states. Mr. Hunt is 59 years old and has been a banker for approximately 37 years.

W. Evans Quinlivan, Alabama Regional and Huntsville Market President. Mr. Quinlivan served as Huntsville Market President for Alabama National Bancorporation’s First American Bank from 2000 until 2008, at which point he assumed the same role for RBC Bank (USA) until June 2009. He joined us as Huntsville Market President in October 2010. Mr. Quinlivan is 56 years old and has been a banker for approximately 32 years.

Robert M. Seaborn, Jr., Baldwin County Market President. Mr. Seaborn has more than 30 years of experience as a commercial banker. Prior to joining us in October 2010, Mr. Seaborn was President of Alabama National Bancorporation’s First Gulf Bank from 1996 until 2008 and subsequently served as Market President of the Gulf Coast Region for RBC Bank (USA) until July 2009. He is 59 years old.

Michael L. Sleaford, Central Florida Market President. Mr. Sleaford served as President and Chief Executive Officer of Reunion from 2008 until we acquired Reunion in October 2015. Prior to his tenure at Reunion, Mr. Sleaford served in various management roles at a southeastern regional bank, including as the Market President and Chief Executive Officer of its Central Florida region. Mr. Sleaford is 56 years old and has been a banker for more than 35 years.

Director Independence

The listing standards of the Nasdaq Stock Market LLC (“Nasdaq”) generally require that listed companies have a majority of independent directors. Our Board has determined that all of our directors are “independent directors,” as defined in Nasdaq Marketplace Rule 5605(a)(2), except for Messrs. Holcomb, Murray and Matthews, who are our senior executive officers. In determining each director’s independence, our Board considered the services provided, any loan transactions between the Company or its subsidiaries and the director or the director’s family members or businesses with which our directors or their family members are associated, and other matters that our Board deemed pertinent.

Committees of the Board and Meetings

Meeting Attendance

Our Board conducts its business through meetings of the full Board and its committees. Under our Corporate Governance Guidelines, directors are expected to use their reasonable best efforts to attend all or substantially all Board meetings and meetings of the committees of the Board on which they serve, as well as annual meetings of stockholders. Last year, each of our fifteen directors who were serving at that time attended the annual meeting of stockholders. No director attended fewer than 75% of the aggregate of (i) the total number of meetings of the Board and (ii) the total number of meetings of committees of the Board for the period during which the director served on the Board or such committee in 2017.

Standing Committees – In General

The Board has established five standing committees to assist it in carrying out its responsibilities: the Audit Committee, the Nominating and Corporate Governance Committee, the Compensation Committee, the Risk Committee and the Executive Committee. The Audit and Compensation Committees were established on July 17, 2014, the Nominating and Corporate Governance Committee on October 16, 2014, the Risk Committee on May 24, 2016 (as a joint committee with the risk committee of the Bank) and the Executive Committee on December 20, 2011. During 2017, our Board held 10 meetings. Additionally, the Audit Committee met eight times, the Compensation Committee met four times, the Nominating and Corporate Governance Committee met two times, the Risk Committee met eight times and the Executive Committee did not meet. Except for the Executive Committee, whose scope of authority is prescribed in the resolutions pursuant to which it was created, each of the committees operates under its own written charter adopted by the Board. The respective committee charters may be accessed under the “Learn More – Investor Relations” tab on our website at https://www.nationalbankofcommerce.com and proceeding to the “Corporate Information” section under “Governance Documents.” In addition, special committees may be established under the direction of our Board when necessary to address specific issues. The membership and functions of each of the standing committees are described below.

Audit Committee

The Audit Committee is responsible for, among other things, the selection, engagement, retention, and compensation of our independent accountants, and the resolution of any disagreements with our independent accountants; the selection, engagement, retention and compensation of our internal auditing firm; reviewing the audit plan of our independent accountants, the scope and results of their audit engagement and the accompanying management letter, if any; reviewing the scope and results of our internal auditing; consulting with the independent accountants and management with regard to our accounting methods and principles and the adequacy of our internal financial controls; preparing any reports required of an audit committee under the rules of the SEC; reviewing major issues regarding financial statement presentations; reviewing and approving related party transactions; pre-approving all audit and permissible non-audit services provided by the independent accountants; reviewing the independence of our independent accountants; and reviewing the range of the independent accountants’ audit and non-audit fees.

The current members of our Audit Committee are Temple W. Tutwiler, III (Chairman), Bobby A. Bradley, Thomas H. Coley, Mark L. Drew, R. Holman Head and Stephen A. Sevigny, M.D. The Board has also appointed Brian C. Hamilton to serve on the Audit Committee following, and subject to, his election at the Annual Meeting. Our Board has determined that (i) each member of our Audit Committee is an “independent director,” as defined in Nasdaq Marketplace Rule 5605(a)(2), (ii) each member of our Audit Committee satisfies the heightened independence standards of Nasdaq Marketplace Rule 5605(c)(2)(A)(ii) and SEC Rule 10A-3, (iii) each member of our Audit Committee is financially literate under the rules and regulations of Nasdaq and the SEC, and (iv) Mr. Head meets the criteria specified under applicable SEC regulations for an “audit committee financial expert,” as defined in the SEC rules, and satisfies the financial sophistication requirements of Nasdaq. For more information about the members of the Audit Committee, including Mr. Head’s qualification as an audit committee financial expert, see the discussion under the heading “Management and Corporate Governance – Information about the Director Nominees” above.

Nominating and Corporate Governance Committee

The Nominating and Corporate Governance Committee is responsible for, among other duties as may be directed by our Board, determining the qualifications, qualities, skills and other expertise required to be a director; developing and recommending to our Board criteria to be considered in selecting nominees for director; identifying and screening individuals qualified to become directors; and making recommendations to our Board regarding changes in the size of the Board and the selection and approval of nominees for director to be submitted to a stockholder vote at annual meetings of stockholders. This committee is also charged with developing and overseeing Corporate Governance Guidelines; developing a process for an annual evaluation of our Board and its committees and overseeing such evaluations; reviewing our Board committee structure; monitoring communications from stockholders; and reviewing and making recommendations to our Board with respect to succession plans for our senior management.

The current members of our Nominating and Corporate Governance Committee are W. Stancil Starnes (Chairman), G. Ruffner Page, Jr. and Temple W. Tutwiler, III. Our Board has determined that each member of the Nominating and Corporate Governance committee is an “independent director,” as defined in Nasdaq Marketplace Rule 5605(a)(2).

Compensation Committee

The Compensation Committee is responsible for, among other duties as may be directed by our Board, annually reviewing and approving the compensation of our chief executive officer, chief financial officer, chief operating officer and any other “executive officers” designated by our Board pursuant to Rule 3b-7 under the Exchange Act, as well as the corporate goals and objectives underlying such compensation; reviewing, administering and making grants under our employee benefit plans and incentive compensation plans; reviewing and approving the compensation information that we include in our proxy statements and annual report filings; reviewing any employment agreements and any severance arrangements or plans relating to our executive officers; determining stock ownership guidelines for our executive officers and directors and monitoring compliance therewith; reviewing and recommending director compensation; and engaging and consulting with outside compensation consultants, legal counsel and other advisors as the committee deems necessary.

The Compensation Committee is primarily responsible for the oversight of compensation risk. The Compensation Committee annually reviews the Company’s compensation arrangements to evaluate their potential for creating or increasing risk to the Company. During 2017, the Compensation Committee concluded that the Company’s compensation plans do not motivate or reward management for taking inappropriate risks and do not create any risks that are reasonably likely to have a material adverse impact on the Company.

The Compensation Committee’s charter grants the Compensation Committee the authority, in its discretion, to delegate any of its responsibilities to subcommittees of the Compensation Committee. The Compensation Committee may confer with, and receive recommendations from, our executive management team regarding their compensation and the compensation of our other employees; however, no Executive Officer may be present during any voting or deliberations by the Compensation Committee on his or her compensation.

The current members of the Compensation Committee are G. Ruffner Page, Jr. (Chairman), R. Holman Head, W. Stancil Starnes and Russell H. Vandevelde, IV. Our Board has determined that each member of the Compensation Committee satisfies the independence standards of Nasdaq Marketplace Rule 5605(d)(2)(A) for purposes of serving on a compensation committee, including being an “independent director,” as defined in Nasdaq Marketplace Rule 5605(a)(2).

Risk Committee

The Risk Committee was established at the holding company level in May 2016 to serve jointly with the risk committee of the Bank. The Risk Committee is responsible for, among other things, reviewing reports from management with respect to risk-related activities, including credit risk, operational risk, interest rate risk and compliance risk. In carrying out its responsibilities, the committee reviews the approval of all loan transactions exceeding a specified threshold; reviews and approves the Company’s credit policies and procedures; reviews and approves the Company’s plans and strategies concerning business continuity, information security (including cybersecurity), electronic payments and related matters; reviews reports on the Company’s interest rate risk management; and reviews any material litigation and risk management reports involving the Company. The Risk Committee is also responsible for overseeing management’s implementation and operation of the Company’s enterprise risk management program; developing and periodically reviewing with management an enterprise risk management policy for the Company; and assessing the performance of the Chief Risk Management Officer and reviewing and approving his or her compensation in light of such assessment.

The Risk Committee’s charter provides that the Risk Committee must consist of three or more directors who are deemed to be “independent directors,” as defined in Nasdaq Marketplace Rule 5605(a)(2), as well as certain executive officers of the Company. In addition, the chairperson of the Risk Committee must be an independent director. The current members of our Risk Committee are W. Stancil Starnes (Chairman), Joel S. Arogeti, R. Holman Head, John H. Holcomb, III, William E. Matthews, V, Richard Murray, IV, G. Ruffner Page, Jr., Temple W. Tutwiler, III, Russell H. Vandevelde, IV and Donald F. Wright. Following the Annual Meeting, at which Mr. Wright is not standing for reelection, Mr. Wright will no longer serve as a member of the Risk Committee. In addition, Mark L. Drew, a current member of our Board, has been appointed to the Risk Committee, effective May 22, 2018. Our Board has determined that Messrs. Starnes, Arogeti, Drew, Head, Page, Tutwiler, Vandevelde and Wright are “independent directors,” as defined in Nasdaq Marketplace Rule 5605(a)(2).

Executive Committee

The Executive Committee is authorized to exercise the authority of our Board between board meetings, subject to certain limitations. Although the Executive Committee generally has authority to exercise all powers and authority of the full Board in the management and direction of our business and affairs, the Executive Committee may not approve, adopt or recommend to the stockholders any action or matter (other than the election or removal of directors) expressly required by law to be submitted to stockholders for approval, nor may it adopt, amend or repeal any of our bylaws. The Executive Committee does not have a charter. Current members of the Executive Committee include G. Ruffner Page, Jr. (Chairman), C. Phillip McWane, John H. Holcomb, III, Richard Murray, IV and William E. Matthews, V.

Corporate Governance Guidelines

The Board has adopted Corporate Governance Guidelines to assist the Board and its committees in the exercise of their responsibilities. The Corporate Governance Guidelines set forth guiding principles and provide a flexible framework for the governance of the Company. The Corporate Governance Guidelines address, among other things, Board functions and responsibilities, management succession, Board membership and independence, Board meetings and committees, access to management, employees and outside advisors, director orientation and continuing education, and annual performance evaluations of the Board and its committees. The Nominating and Corporate Governance Committee regularly reviews and provides recommendations to the Board on the Corporate Governance Guidelines, and the full Board approves changes as it deems appropriate.

Board Leadership Structure

The Board oversees the business and affairs of the Company and monitors the performance of its management. Although the Board is not involved in the Company’s day-to-day operations, the directors keep themselves informed about the Company through meetings of the Board, reports from management and discussions with the Company’s executive officers. Directors also communicate with the Company’s outside advisors, as necessary.

The business of the Company is managed under the direction of the Board, the members of which are elected by our stockholders. The basic responsibility of the Board is to lead the Company by exercising its business judgment to act in what each director reasonably believes to be the best interests of the Company and its stockholders. Leadership is important to facilitate the Board acting effectively as a working group so that the Company and its performance may benefit.

The role of Executive Chairman of the Board includes providing continuous feedback on the direction, performance and strategy of the Company, presiding as chairman of Board meetings, setting the Board’s agenda with management and leading the Board in anticipating and responding to opportunities and challenges faced by the Company. Mr. Holcomb currently serves as the Executive Chairman of our Board. Our Board does not have a fixed policy regarding the combination of the roles of Executive Chairman and Chief Executive Officer because the Board believes that it is in the best interests of our Company to have the flexibility to determine, from time to time, whether the positions should be held by the same person or by separate persons based on the leadership needs of our Board and the Company at any particular time.

Since January 22, 2015, G. Ruffner Page, Jr. has served as our lead independent director. As lead independent director, Mr. Page presides over periodic meetings of our independent directors, serves as a liaison between our Chief Executive Officer and the independent directors and performs such additional duties as our Board may otherwise determine and delegate.

Since May 31, 2017, John H. Holcomb, III has served as Executive Chairman of our Board, and Richard Murray, IV has served as our President and Chief Executive Officer, The Board believes that this structure – with the roles of Executive Chairman and Chief Executive Officer separated and the appointment of a lead independent director – allows the Company to benefit from the experience and knowledge of two experienced bankers in leadership positions and is advantageous to independence, oversight and objectivity. The Board may reconsider this leadership structure from time to time based on then-current considerations.

Role of Our Board in Risk Oversight

Our Board, as a whole and through its committees, has responsibility for the oversight of risk management at the Company. In its risk oversight role, our Board has the responsibility to satisfy itself that the risk management processes designed and implemented by management are adequate and functioning as designed. The Board receives reports from management on financial, credit, liquidity, interest rate, capital, operational, legal compliance and reputation risks and the degree of exposure to those risks. The Board helps ensure that management is properly focused on risk by, among other things, reviewing and discussing the performance of senior management and business units of the Company.

Our Board oversees an enterprise-wide approach to risk management, designed to support the achievement of organizational objectives, including strategic objectives, to improve long-term organizational performance and enhance stockholder value. Several Board committees are responsible for risk oversight in specific areas. For example, the Audit Committee oversees financial, accounting and internal control risk management policies and approves the independent auditor and its annual audit plan. The Audit Committee also reports periodically to the Board on the effectiveness of risk management processes in place and the overall risk assessment of the Company’s activities. The Compensation Committee assesses and monitors risks in the Company’s compensation program. The Risk Committee reviews and responds to risks inherent in the business of banking and lending. For more information on the responsibilities of the committees of our Board, see the discussion under the heading “Committees of the Board and Meetings – Standing Committees.”

Code of Business Conduct and Ethics

We are committed to having sound corporate governance principles. Having such principles is essential to running our business efficiently and to maintaining our integrity in the marketplace. We have adopted a Code of Ethics for CEO and Senior Financial Officers that applies to our Chief Executive Officer, Chief Financial Officer, principal accounting officer and other senior financial officers (the “Senior Officers Code”). The Senior Officers Code was designed to be read and applied in conjunction with our Code of Ethics and Business Conduct (the “Code of Business Conduct”), applicable to the members of our Board and all employees, including our senior financial officers. Both the Senior Officers Code and the Code of Business Conduct may be accessed by following the “Learn More – Investor Relations” link on our website at https://www.nationalbankofcommerce.com and proceeding to the “Corporate Information” section under “Governance Documents.” Any future changes or amendments to the Senior Officers Code or the Code of Business Conduct, and any waiver of the Senior Officers Code or the Code of Business Conduct that applies to our Chief Executive Officer, Chief Financial Officer or principal accounting officer, will be posted on our website and otherwise reported in accordance with SEC rules.

Nomination and Consideration of Director Candidates

Procedures of the Board and Nominating and Corporate Governance Committee – In General

The Nominating and Corporate Governance Committee of the Board is responsible for and has established procedures for identifying and evaluating qualified candidates for election to the Board. Following its evaluation, the Nominating and Corporate Governance Committee recommends to the full Board a slate of director candidates for inclusion in the Company’s proxy statement. These recommendations are based on an evaluation that is consistent with the criteria for selecting directors set forth below and are also consistent with the Company’s organizational documents and applicable law and listing standards.

In the case of incumbent directors, the Nominating and Corporate Governance Committee assesses each director’s overall contributions and service during his or her current term, including the number of meetings attended, level of participation and quality of performance. The Nominating and Corporate Governance Committee also assesses incumbent directors in light of the general criteria for Board candidates and other perceived needs of the Board. In the case of new director candidates, the Nominating and Corporate Governance Committee first evaluates the candidate in light of the requirements under the Company’s organizational documents and applicable law and listing standards, including whether the nominee must be “independent” under Nasdaq listing standards, and then identifies any special needs of the current Board and evaluates the candidate based on the criteria set forth below. The Nominating and Corporate Governance Committee considers individuals recommended by Board members, management, stockholders and, if it deems appropriate, a professional search firm.

The Board may also consider candidates to fill a vacancy in the Board outside of the stockholder meeting process. The Nominating and Corporate Governance Committee uses the same criteria as are used to evaluate a director nominee to be elected by stockholders. In the event of a vacancy to be filled by the Board, the Nominating and Corporate Governance Committee will recommend to the Board one or more candidates for election by the Board, and proxies will not be solicited.

The Nominating and Corporate Governance Committee is responsible for recommending to the Board the types of skills and characteristics required of directors, based on the needs of the Company from time to time. Criteria used to evaluate potential directors include relevant experience, intelligence, independence, commitment, integrity, diligence, conflicts of interest, age, compatibility with the Company’s management team and culture, prominence, understanding of the Company’s business, the ability to act in the interests of all stockholders and other factors deemed relevant, including issues of diversity. The backgrounds and qualifications of the directors, considered as group, are intended to provide a significant composite mix of experience, knowledge and abilities that will allow the Board to fulfill its responsibilities. The Nominating and Corporate Governance Committee confers with the full Board as to the specific criteria that it intends to apply before commencing a search for a new director.

Recommendations of Director Candidates by Stockholders

The Nominating and Corporate Governance Committee does not intend to alter the manner in which it evaluates candidates, including the criteria set forth above, for candidates recommended by stockholders.

Stockholders who wish to recommend candidates for the Nominating and Corporate Governance Committee’s consideration must submit a written recommendation to the Corporate Secretary at 813 Shades Creek Parkway, Suite 100, Birmingham, Alabama 35209. Recommendations must be sent by certified or registered mail and received by November 1 for consideration at the following year’s annual meeting of stockholders. Recommendations must include the following:

●	the recommending stockholder’s name, number of shares owned, length of period held and proof of ownership;

●	the candidate’s name, address, phone number, e-mail address and age;

●

a resume describing, at a minimum, the candidate’s educational background, occupation, employment history and material outside commitments (e.g., memberships on other boards and committees, charitable foundations, etc.);

●

a supporting statement that describes the stockholder’s and candidate’s reasons for nomination to the Board and demonstrates the candidate’s ability to satisfy the director qualifications described above;

●	the candidate’s consent to a background investigation;

●

a notarized affidavit executed by the candidate to the effect that, if nominated and elected, he or she will serve, is eligible for election as a member of the Board, and consents to being named in the proxy statement as a nominee, if he or she will in fact be so named;

●

a description of all direct and indirect compensation and other material monetary agreements, arrangements and understandings during the past three years between the nominating stockholder and the candidate;

●	a description of any voting commitments and/or any other arrangements or obligations by which the candidate is or will be bound as a director;

●

a completed questionnaire regarding the candidate, which may be obtained from the Secretary of the Company, relating to the stock exchange listing requirements for director independence that are applicable to the Company; and

●

any other information relating to the stockholder and the candidate that is required to be disclosed in a proxy statement on Schedule 14A for solicitation of proxies for election of directors under the Exchange Act and pursuant to any other applicable laws or rules or regulations of any governmental authority or of any national securities exchange or similar body overseeing any trading market on which shares of the Company are traded.

The Corporate Secretary will promptly forward these materials to the Chairman of the Nominating and Corporate Governance Committee and the Chairman of the Board. The Nominating and Corporate Governance Committee may contact recommended candidates to request additional information necessary for its evaluation or for disclosure under applicable SEC rules, including, without limitation, information relating to such candidate that is required to be disclosed in solicitations of proxies for election of directors pursuant to Regulation 14A under the Exchange Act. The Nominating and Corporate Governance Committee will consider a recommendation only if appropriate biographical information and background material is provided on a timely basis.

 Stockholder Nominations of Director Candidates at Meetings of Stockholders

Separate procedures apply if a stockholder wishes to nominate a director candidate for election at a meeting of stockholders. These procedures, as well as the Company’s director qualifications, are specified in the Company’s bylaws and are summarized below. Nothing in the above-described procedures for stockholders to recommend candidates to the Nominating and Corporate Governance Committee supersedes any requirements set forth in the bylaws.

Section 1.4 of the Company’s bylaws provides procedures pursuant to which stockholders may nominate director candidates at meetings of stockholders. To provide timely notice of a director nomination at an annual meeting of stockholders, the stockholder’s notice must be received by the Corporate Secretary at the principal executive offices of the Company located at 813 Shades Creek Parkway, Suite 100, Birmingham, Alabama 35209: (i) with respect to an annual meeting, not earlier than the opening of business on the 150th day before, and not later than the close of business on the 120th day before, the first anniversary of the date of the preceding year’s annual meeting, (ii) if the date of the applicable annual meeting is more than 30 days before or 70 days after the first anniversary of the prior year’s annual meeting, or if no annual meeting was held in the previous year, not earlier than the opening of business on the 150th day before the date of such annual meeting, and not later than the close of business on the later of (y) the 120th day before the date of such annual meeting and (z) the 10th day following the day on which public announcement of the date of such annual meeting is first made by the Company, and (iii) with respect to any special meeting of stockholders called by the Board for the election of directors, not earlier than the close of business on the 150th day prior to such special meeting and not later than the close of business on the later of (A) the 120th day prior to such special meeting or (B) if the first public announcement of the date of such special meeting is less than 130 days prior to the date of such special meeting, the 10th day following the day on which public announcement is first made of the date of the special meeting and of the nominees proposed by the Board to be elected at such meeting. A nominating stockholder’s notice must also satisfy the information requirements specified in Section 1.4(a)(3) of our bylaws with respect to the nominee for director and the nominating stockholder.

Additionally, in order to be eligible for nomination, a potential nominee must deliver to the Corporate Secretary of the Company (i) a completed questionnaire providing information concerning the background, qualifications, independence and stock ownership of that person, among other things, and (ii) a written representation and agreement pertaining to any voting commitments made by the potential nominee and compensation that the nominee expects to receive other than from the Company as a result of his or her service as a director, among other things. The Company may require any proposed nominee or stockholder who nominates the proposed nominee to furnish such other information as the Company may reasonably require to determine the eligibility of the proposed nominee to serve as a director of the Company or that could be material to a reasonable stockholder’s understanding of the independence, or lack thereof, of the proposed nominee. The chairman of the meeting of stockholders will determine whether or not a nomination was made in accordance with the procedures set forth in our bylaws. If the chairman determines that a nomination is defective, he will declare to the meeting that such nomination is defective, and the defective nomination will be disregarded.

A copy of the Company’s bylaws can be accessed by following the “Learn More – Investor Relations” link on our website at https://www.nationalbankofcommerce.com and proceeding to the “Governance Documents” section under “Corporate Information.” Printed copies of the bylaws may also be obtained at no charge by writing to the Corporate Secretary at 813 Shades Creek Parkway, Suite 100, Birmingham, Alabama 35209.

Executive Sessions

Executive sessions of the independent directors of the Board must be held at least two times per year and otherwise as needed. These sessions are chaired by the lead independent director or by an independent director selected by a majority of the independent directors.

Compensation Committee Interlocks and Insider Participation

No member of our Compensation Committee is or has been at any time an employee of ours. None of the members of our Compensation Committee is or has been one of our officers, except that G. Ruffner Page, Jr. was considered a non-employee executive officer from December 20, 2011 until July 17, 2014 due to the position of chairman of the Executive Committee of our Board having been designated as one of our “executive officers” during such period.

None of our executive officers serves or will serve on the board of directors or compensation committee of an entity that has an executive officer that serves on our Board or the Compensation Committee thereof. No member of our Board is an executive officer of an entity for which one of our executive officers serves as a member of the board of directors or on the compensation committee thereof.

To the extent that any members of our Compensation Committee have participated in transactions with us, a description of those transactions is provided in “Director Compensation” and “Certain Relationships and Related Party Transactions.”

Stock Ownership Guidelines for Non-Employee Directors

We have always encouraged our directors to have a financial stake in the Company, and our directors have generally owned shares of our common stock, but in 2014 the Company adopted formal stock ownership guidelines for non-employee directors. Under the ownership guidelines, which are set forth in the Company’s Corporate Governance Guidelines, each non-employee director should acquire and beneficially own shares of the Company’s common stock with a value equal to at least three times the director’s annual retainer. Non-employee directors have until the later of the fifth anniversary of (i) the date of the listing of the Company’s shares of common stock on a national securities exchange (March 19, 2020) or (ii) the date of his or her election or appointment to the Board to satisfy the guidelines. The minimum number of shares to be held by a non-employee director will be calculated on the first trading day of each calendar year based on the fair market value of such shares, as determined in accordance with the procedures set forth in the guidelines. Any subsequent change in the fair market value of the shares will not affect the amount of stock that non-employee directors should hold during that year. For purposes of satisfying the ownership guidelines, the following categories of stock are counted: (i) shares owned directly, (ii) shares owned indirectly (e.g., by a spouse, minor children or a trust), (iii) time-vesting restricted stock, (iv) performance shares that have been awarded but that are not yet vested (based on the target amount of shares on the respective dates of grant of such awards), (v) vested stock options and (vi) vested restricted stock units. Any shares that are subject to hedging, monetization or pledging transactions are not counted toward satisfying the ownership guidelines; however, pursuant to the Company’s Policy on Insider Trading, the Company’s directors are prohibited from entering into hedging or monetization transactions or similar arrangements involving the Company’s stock. If the number of shares that a director should own is increased as a result of an increase in the amount of such director’s annual cash retainer, the director will have five years from the effective date of the increase to attain the increased level of ownership. A discussion of the stock ownership guidelines applicable to the executive officers of the Company is set forth elsewhere herein.

Stockholder Communications to the Board

The Board will give appropriate attention to written communications that are submitted by stockholders and will respond as the Board deems appropriate. Stockholders and other interested parties who wish to send communications on any topic to the Board should address such communications to:

Chairman of the Nominating and Corporate Governance Committee

of National Commerce Corporation

c/o Corporate Secretary

813 Shades Creek Parkway, Suite 100

Birmingham, Alabama 35209

All communications to the Board will be relayed to the Chairman of the Nominating and Corporate Governance Committee without being screened by management. Absent unusual circumstances or as contemplated by committee charters, the Chairman of the Nominating and Corporate Governance Committee will be primarily responsible for monitoring communications from stockholders and will provide copies or summaries of such communications to the other directors as he considers appropriate. Communications will be forwarded to all directors if they relate to substantive matters and include suggestions or comments that the Chairman of the Nominating and Corporate Governance Committee considers important for the other directors to know.

EXECUTIVE OFFICER AND DIRECTOR COMPENSATION

Compensation of Executive Officers

We are an “emerging growth company” under applicable SEC rules and are providing disclosure regarding our executive compensation arrangements pursuant to the rules applicable to smaller reporting companies, which means that we are not required to provide a compensation discussion and analysis and certain other disclosures regarding our executive compensation.

Our executive compensation program is designed to attract, motivate and retain high-quality leadership and incentivize our executive officers to achieve performance goals over the short- and long-term, which also aligns the interests of our executive officers with those of our stockholders. The following discussion relates to the compensation of (i) Richard Murray, IV, our President and Chief Executive Officer, (ii) John H. Holcomb, III, our Executive Chairman, who served as our Chief Executive Officer until May 31, 2017, and (iii) our two most highly compensated executive officers in 2017 other than Messrs. Murray and Holcomb: William E. Matthews, V, our Vice Chairman and Chief Financial Officer, and M. Davis Goodson, Jr, our Executive Vice President, Senior Lender and Chief Credit Officer. Messrs. Murray, Holcomb, Matthews and Goodson are collectively referred to herein as our “named executive officers.”

Elements of Executive Compensation

For the first eleven months of 2017, the compensation of our named executive officers was determined by the Compensation Committee based on its evaluation of the named executive officers’ performance with respect to certain corporate goals and objectives determined by the Compensation Committee. During that time, our named executive officers (i) received a base salary based on their respective responsibilities, experience and contributions to our growth, individual performance, Company performance and general industry conditions, (ii) were eligible to receive an annual cash bonus as a percentage of base salary in connection with an annual incentive program administered by the Compensation Committee (the “AIP”), with the amount of the bonus based on our earnings per share relative to our budgeted earnings per share for the year, (iii) were eligible to receive bonuses outside of our non-equity incentive compensation program, as determined by the Compensation Committee from time to time in its discretion, and (iv) participated in certain other benefits and programs, including Company-sponsored medical and dental benefit plans, a qualified 401(k) savings plan with a matching contribution and payment of life and accidental death and dismemberment insurance premiums.

We entered into employment agreements with Messrs. Murray, Holcomb and Matthews effective November 29, 2017 and with Mr. Goodson effective December 21, 2017 (collectively, the “Employment Agreements”). The total compensation paid to our named executive officers under the Employment Agreements generally consists of the following components:

Base Salary. The named executive officers will be paid an annual base salary in the following amounts, which amounts may be increased, but not decreased, by the NCC and/or NBC Boards of Directors, as applicable, during the term of the Employment Agreements: for Mr. Murray, $415,000; for Mr. Matthews, $380,000; for Mr. Holcomb, $300,000; and for Mr. Goodson, $275,000.

Cash Bonus. The named executive officers are eligible to receive an annual bonus under our AIP, as in effect from time to time. For each year, the target bonus amount under the AIP is determined by the Compensation Committee but will be not less than a specified percentage of the respective named executive officer’s base salary in effect as of the determination date. For Messrs. Murray, Matthews and Holcomb, this minimum percentage is 50%, and for Mr. Goodson, this minimum percentage is 30%; however, this minimum percentage for Mr. Goodson has been increased by the Compensation Committee to 40% for 2018.

Perquisites and Employee Benefits.  Each of the named executive officers is entitled to fringe benefits and perquisites consistent with our practices and to the extent that we provide similar benefits or perquisites to similarly situated executives. Messrs. Murray, Matthews and Goodson are entitled to use a Company-owned automobile during the term of their respective Employment Agreements. The named executive officers are entitled to participate in all other employee benefit plans, practices and programs on a basis that is no less favorable than is provided to similarly situated executives, to the extent consistent with applicable law and the terms of the applicable employee benefit plans.

Equity Awards. The named executive officers are eligible to receive annual awards under the National Commerce Corporation 2017 Equity Incentive Plan (the “2017 Equity Plan”) or any other equity-based incentive compensation plan or arrangement adopted from time to time, in amounts to be determined by the Compensation Committee. Any such equity awards will be governed by the applicable plan and award agreements. No awards were granted to the named executive officers under the 2017 Equity Plan during 2017. Prior to the adoption of the 2017 Equity Plan by our stockholders in May 2017, our named executive officers participated in the National Commerce Corporation 2011 Equity Incentive Plan (the “2011 Equity Plan”). More information about grants under the 2011 Equity Plan and 2017 Equity Plan is set forth under the headings “2011 Equity Plan” and “2017 Equity Plan” below.

Pursuant to Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Internal Revenue Code”), in certain circumstances, the deductibility of compensation paid to any individual executive officer of a public company, including stock-based compensation, is limited to $1 million. Although the Company retains the discretion to award compensation that exceeds the limits in Section 162(m) of the Internal Revenue Code, the remuneration of its senior executive officers that applies toward the applicable $1 million limit remains under the limit. Under the tax laws in effect for 2017 and prior years, certain elements of compensation have historically been excluded from the calculation of the limit, such as certain qualified performance-based awards. The new Tax Cuts and Jobs Act that went into effect on January 1, 2018 has modified Section 162(m) in significant ways that could have a material impact on how companies structure executive compensation in the future. The Company is analyzing the limited guidance on the new law available at present, and will continue to monitor the regulations and guidance that may be issued in upcoming months. The Company anticipates that the changes to Section 162(m) could have an effect on its compensation policies and practices, but we are not able to predict these effects at this time.

Summary Compensation Table

The following table sets forth, for the years ended December 31, 2017, 2016 and 2015, a summary of the compensation paid to or earned by our named executive officers.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)(1)	Non-Equity Incentive Plan Compensation ($)	Nonqualified deferred compensation earnings ($)(2)	All Other Compensation ($)(3)	Total ($)

Richard Murray, IV	2017	392,083	—	125,000	311,250	63,722	14,068	906,123
President, Chief Executive	2016	310,000	100,000	80,000	209,250	60,688	6,599	766,537
Officer and Director	2015	250,000	—	45,000	113,147	—	5,926	414,073

William E. Matthews, V	2017	371,667	—	125,000	285,000	49,541	13,035	844,243
Chief Financial Officer and	2016	310,000	100,000	80,000	209,250	47,182	6,293	752,725
Vice Chairman of the Board	2015	250,000	—	45,000	113,147	—	3,709	411,856

John H. Holcomb, III	2017	362,500	—	125,000	271,875	—	8,289	767,664
Executive Chairman of the Board	2016	335,000	200,000	80,000	226,125	—	4,164	845,289
	2015	275,000	—	45,000	124,462	—	1,868	446,330

M. Davis Goodson, Jr.	2017	275,000	—	45,000	123,750	14,225	11,796	469,771
Executive Vice President, Senior	2016	250,000	50,000	37,500	112,500	13,548	5,049	468,597
Lender and Chief Credit Officer	2015	205,000	—	30,000	85,000	—	3,602	323,602

(1)

Stock awards are reported as the grant date fair value of the shares, computed in accordance with the Financial Accounting Standards Board’s Accounting Standards Codification Topic 718, Compensation – Stock Compensation. These amounts represent the grant date fair value of performance shares awarded to the named executive officers as of January 1, 2017, 2016 and 2015, respectively.

(2)

The Company entered into a Supplemental Executive Retirement Benefits Agreement with each of Messrs. Murray, Matthews and Goodson that became effective on January 1, 2016. The amounts in this column represent the increase in the officers’ vested benefits under their respective agreements during the year. See the discussion under “Potential Payments upon Termination or a Change in Control – Supplemental Executive Retirement Benefits Agreements” below for additional information about these agreements.

(3)	The amounts in the “All Other Compensation” column for each executive officer include the following for each named executive officer:

		Life / AD&D Policy Premiums	401(k) Plan Company Matching Contributions	Economic Value of Death Benefit of Life Insurance for Beneficiaries	Personal Use of Company Automobile	Total
Murray	2017	290	8,100	2,736	2,942	14,068
	2016	290	3,975	2,334	—	6,599
	2015	864	5,062	—	—	5,926

Matthews	2017	290	8,100	2,382	2,263	13,035
	2016	290	3,975	2,028	—	6,293
	2015	864	2,845	—	—	3,709

Holcomb	2017	189	8,100	—	—	8,289
	2016	189	3,975	—	—	4,164
	2015	864	1,004	—	—	1,868

Goodson	2017	290	8,100	884	2,522	11,796
	2016	290	3,975	784	—	5,049
	2015	864	2,738	—	—	3,602

The economic value of the death benefit amounts shown above reflects the annual income imputed to each executive in connection with Bank-owned split-dollar life insurance policies for which the Bank has fully paid the applicable premiums. These policies are subject to Split-Dollar Agreements entered into with each of Messrs. Murray, Matthews and Goodson discussed in further detail below under the heading “Potential Payments upon Termination or a Change in Control – Split-Dollar Agreements.” The value to Messrs. Murray, Matthews and Goodson of their personal use of a Company automobile is based on the incremental cost to the Company of such use, which the Company has calculated as the total variable expense associated with operation of such automobiles during the applicable period.

2011 Equity Plan

General. The 2011 Equity Plan was approved at the annual meeting of our stockholders held on October 25, 2011. The purpose of the 2011 Equity Plan is to promote our interests and those of our stockholders by granting equity and equity-related incentives to our employees and affiliates, including employees of the Bank, in order to provide an additional incentive to each employee to work to increase the value of our common stock and to provide each employee with a stake in our future that corresponds to that of our stockholders. The 2011 Equity Plan initially reserved for issuance a total of 500,000 shares of our common stock, subject to adjustment in the event of a recapitalization, stock split or similar event. The 2011 Equity Plan was frozen upon the approval by our stockholders of the 2017 Equity Plan (described in further detail below) at the annual meeting of our stockholders held on May 23, 2017, such that no additional awards will be made under the 2011 Equity Plan. As of April 6, 2018, 215,100 shares of our common stock were subject to outstanding options under the 2011 Equity Plan, and 146,519 shares of our common stock were subject to issuance upon vesting of outstanding performance awards under the 2011 Equity Plan (based on projections of the earned percentages of outstanding performance awards as of such date).

Administration of the 2011 Equity Plan. The 2011 Equity Plan provides that it will be administered either by our Board or a committee thereof that is appointed by our Board for such task (the “Administrator”). Currently, the Compensation Committee of our Board is the Administrator of the 2011 Equity Plan. The Administrator has the authority to interpret the provisions of the 2011 Equity Plan and to make all other determinations that it may deem necessary or advisable to administer the 2011 Equity Plan.

Grants under the 2011 Equity Plan. Prior to the freezing of the 2011 Equity Plan on May 23, 2017, the Administrator granted equity awards to our named executive officers in the form of stock options (none since 2011) and performance share awards. Collectively, these grants have (i) provided our named executive officers with incentives to continue in our employ and to improve our growth and profitability, (ii) served to align the interests of our named executive officers with those of our stockholders, and (iii) rewarded our named executive officers based on Company performance. For the past several years, all of our equity awards to our named executive officers have been performance-based. Our named executive officers received grants of performance share awards under the 2011 Equity Plan in January of each year from 2012 to 2017. In general, the awards are earned following a four-year award period beginning on the effective date of the grant. The earned percentage of the target award is based on a predetermined performance metric, such as the average of our after-tax earnings relative to the corresponding budgets for each of the four years of the award period (for grants through 2015) or the compound annual growth rate of our diluted earnings per share over the four years of the award period (beginning with the 2016 grant). However, in order for the named executive officers to receive any payout of the award, we must have maintained certain levels of specified metrics, such as net charge-offs, average loans, non-performing assets and other real estate owned, during the applicable four-year award period. Once earned, the awards are payable in shares of our common stock. The most recent payout of shares under the 2011 Equity Plan occurred in the first quarter of 2018 with respect to the award granted on January 1, 2014, for which the performance period closed on December 31, 2017. The latest vesting date for awards granted to our named executive officers under the 2011 Equity Plan is December 31, 2020.

Transferability. Awards granted under the 2011 Equity Plan may not be transferred by a grantee except by will or the laws of descent and distribution, unless (for awards other than incentive stock options or stock appreciation rights granted with respect to incentive stock options) otherwise provided by the Administrator.

Change in Control Transactions. Information about the impact of a change in control transaction on awards outstanding under the 2011 Equity Plan is set forth below under the heading “Potential Payments upon Termination or a Change in Control – 2011 Equity Plan Obligations.”

Adjustments for Other Corporate Transactions. In the event of certain corporate transactions (including a stock dividend or split, spin-off, split-up, dividend, recapitalization, merger, consolidation or share exchange, or similar corporate change that is not part of a transaction resulting in a change in control of the Company), the Administrator will appropriately adjust, if needed, (i) the maximum number and kind of shares reserved for issuance or with respect to which awards may be granted under the 2011 Equity Plan and (ii) the terms of outstanding awards, including, but not limited to, the number, kind and price of securities subject to such awards.

Termination and Amendment. Our Board may terminate, amend or modify the 2011 Equity Plan or any portion thereof at any time. Except as otherwise determined by our Board, termination of the 2011 Equity Plan shall not affect the Administrator’s ability to exercise the powers granted to it with respect to awards granted under the 2011 Equity Plan prior to the date of termination.

2017 Equity Plan

General. The 2017 Equity Plan was approved by our Board on March 21, 2017 and by our stockholders on May 23, 2017 as a mechanism to (i) promote the Company’s long-term financial success, (ii) attract, retain and reward persons who can contribute to the Company’s success and (iii) further align the participants’ interests with those of the Company’s stockholders. The 2017 Equity Plan incorporates a broad variety of equity-based incentive compensation elements to provide the Company with significant flexibility to address the requirements and limitations of applicable legal, regulatory and financial accounting standards in a manner mutually consistent with the purposes of the 2017 Equity Plan and the best interests of the Company.

Administration of the 2017 Equity Plan. The 2017 Equity Plan is administered by a committee selected by the Board (the “Committee”), which selects award recipients from the eligible participants and determine the types of awards to be granted, the number of shares covered by the awards and the applicable terms, conditions, performance criteria, restrictions and other provisions of such awards, including any vesting requirements or conditions applicable to awards. The Compensation Committee serves in this capacity unless and until another committee is selected by the Board.

Shares Available under the 2017 Equity Plan. The number of authorized shares under the 2017 Equity Plan is fixed at 750,000, subject to adjustments for certain corporate transactions. As of April 6, 2018, 51,327 shares of our common stock were subject to issuance upon vesting of outstanding performance awards under the 2017 Equity Plan (based on projections of the earned percentages of outstanding performance awards as of such date). The 2017 Equity Plan does not include an “evergreen” feature that would cause the number of authorized shares to automatically increase in future years. To the extent that any shares covered by an award under the 2017 Equity Plan are cancelled, forfeited, expire or are settled in cash, the shares will not be deemed to have been delivered for purposes of determining the maximum number of shares available for delivery under the 2017 Equity Plan. Shares subject to an award are not available for reuse (through future issuance or otherwise) if such shares are (i) tendered in payment of the exercise price of a stock option, (ii) delivered or withheld by the Company to satisfy any tax withholding obligation or (iii) covered by a stock-settled SAR or other type of award, pursuant to which shares are not issued upon the settlement of the award. No awards may be granted under the 2017 Equity Plan after the tenth anniversary of its effective date; however, any awards that are outstanding after the tenth anniversary of the effective date will remain subject to the terms of the 2017 Equity Plan.

In the event of a corporate transaction involving the stock of the Company (such as a stock dividend, stock split, extraordinary cash dividend, recapitalization, reorganization, merger, consolidation, split-up, spin-off, combination or exchange of shares), the Committee may adjust awards, or prevent the automatic adjustment of awards, to preserve the benefits or potential benefits of awards under the 2017 Equity Plan. Repricing of options and SARs generally is prohibited without prior stockholder approval, with customary exceptions for stock dividends or splits, reorganizations, recapitalizations and similar events. The Committee may use shares available under the 2017 Equity Plan as the form of payment for grants or rights earned or due under any compensation plan or arrangement of the Company or a subsidiary, including a plan and arrangement of the Company or a subsidiary assumed in a business combination.

Eligibility for Awards. All of the directors of the Company and all employees of the Company and its subsidiaries are eligible to receive awards under the 2017 Equity Plan. The Committee determines the specific individuals who are granted awards under the 2017 Equity Plan and the type and amount of any such awards. Awards granted under the 2017 Equity Plan generally are not transferable except by will or by the laws of descent and distribution or pursuant to a domestic relations order. However, the Committee has the discretion to permit the transfer of awards under the 2017 Equity Plan to immediate family members of participants, trusts, partnerships, limited liability companies and other entities established for the primary benefit of such family members, as long as the transfers are made without value to the participant.

Types of Awards. The 2017 Equity Plan permits the issuance of stock options, restricted stock units, restricted stock, performance-based compensation and other types of equity, subject to the share limits of the plan. This breadth of award types enables the Committee to tailor awards in light of the accounting, tax and other standards applicable at the time of grant.

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Stock Options. The Committee may grant incentive stock options to employees and nonqualified stock options to any participant to purchase stock at a specified exercise price set forth in the applicable award agreement, which generally may not be less than 100% of the fair market value of the Company’s common stock on the date the option is granted. The exercise price of an option may, however, be higher or lower than the fair market value for an option granted in replacement of an existing award held by an employee or director of a third party that is acquired by the Company or one of its subsidiaries. The exercise price of an option may not be decreased after the date of grant, nor may an option be surrendered to the Company as consideration for the grant of a replacement option with a lower exercise price, except (i) as approved by the Company’s stockholders, (ii) as adjusted for corporate transactions described above or, (iii) in the case of options granted in replacement of existing awards, granted under a predecessor plan. The full purchase price of each share of stock purchased upon the exercise of an option must be paid at the time of exercise and may be paid (as determined by the Committee) in cash, in shares of the Company’s common stock (valued at fair market value as of the day of exercise), by net exercise, by “cashless” exercise, by other property deemed acceptable by the Board, or in any combination of the foregoing methods deemed acceptable by the Committee. In most cases, the options must expire no later than ten years from the date of grant.

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Stock Appreciation Rights. Stock appreciation rights, or “SARs,” entitle the participant to receive cash or stock equal in value to, or based on the value of, the amount by which the fair market value of a specified number of shares on the exercise date exceeds an exercise price established by the Committee and set forth in the applicable award agreement. The exercise price for a SAR generally may not be less than 100% of the fair market value of the stock on the date the SAR is granted (or, if greater, the par value of a share). However, the exercise price may be higher or lower than fair market value for a SAR granted in replacement of an existing award held by an employee or director of a third party that is acquired by the Company or one of its subsidiaries, to the extent permitted under Section 409A of the Internal Revenue Code (“Section 409A”).

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Stock Awards. A stock award is a grant of shares of the Company’s common stock or a right to receive shares of the Company’s common stock, an equivalent amount of cash or a combination thereof in the future. Awards may include bonus shares, performance shares, performance units, restricted stock, restricted stock units or any other equity-based award as determined by the Committee. Any specific performance measures or performance objectives may be set by the Committee and may reference any of the following, including, without limitation, increases or decreases in the applicable measures: earnings (e.g., earnings before interest and taxes; earnings before interest, taxes, depreciation and amortization; and earnings per share, each as may be defined by the Committee); financial return ratios (e.g., return on investment, return on invested capital, return on equity and return on assets, each as may be defined by the Committee); “Texas ratio” (calculated as non-performing assets and loans, as well as loans delinquent for more than 90 days, divided by the tangible capital equity plus the loan loss reserve); expense ratio; efficiency ratio; increase in revenue, operating or net cash flows; cash flow return on investment; total stockholder return; market share; net operating income, operating income or net income; net income margin; interest income margin; debt load reduction; loan and lease losses; expense management; economic value added; stock price; book value; overhead; assets; asset quality level; assets per employee; charge-offs; loan loss reserves; loans; deposits; nonperforming assets; growth of loans, deposits or assets; interest sensitivity gap levels; regulatory compliance; improvement of financial rating; achievement of balance sheet or income statement objectives; improvements in capital structure; profitability; profit margins; customer retention or growth; employee retention or growth; budget comparisons or strategic business objectives, consisting of one or more objectives based on meeting specific cost targets, business expansion goals and goals relating to acquisitions or divestitures. Performance measures may be based on the performance of the Company as a whole or of any one or more subsidiaries, business units or financial reporting segments of the Company or a subsidiary, or any combination thereof, and may be measured relative to a peer group, an index or a business plan. The terms of any award may provide that partial achievement of performance criteria may result in partial payment or vesting of the award. Additionally, in establishing the performance measures, the Committee may provide for the inclusion or exclusion of certain items, and the Committee may adjust performances measures, provided that any adjustment to an award that is intended to be “performance-based compensation” under Code Section 162(m) may be made only as permitted under Code Section 162(m).

Dividends and Dividend Equivalents. Any award agreement may provide for the right to receive dividends or dividend equivalent payments with respect to the shares subject to the award. Any such dividend payments or dividend equivalent payments with respect to shares underlying an award that is not yet vested or is subject to other restrictions will be withheld by the Company for the participant’s account, and interest may be credited on the amount of the cash dividends, subject to a withholding rate and such other terms as may be determined by the Committee. These withheld payments will be distributed in cash to the participant in compliance with Section 409A or, at the discretion of the Committee, in the form of shares having a fair market value equal to the amount of such dividends or dividend equivalents, if applicable, upon the vesting of, or release of restrictions on, the shares underlying the award and, if such shares are forfeited, then the participant will have no right to such dividends or dividend equivalents.

Vesting, Forfeiture and Clawback. All awards granted under the 2017 Equity Plan vest no earlier than the first anniversary of the date on which they are granted. Unless specifically provided to the contrary in the applicable award agreement, if a participant’s service is terminated for cause, any outstanding award held by the participant will terminate and will be forfeited immediately, to the extent that it has not yet vested, and the participant will have no further rights under the award. All awards, amounts and benefits received under the 2017 Equity Plan will be subject to potential cancellation, recoupment, rescission, payback or other action in accordance with the terms of any applicable Company clawback policy or any applicable law, and, to the extent applicable, Section 409A.

Change in Control. Information about the impact of a change in control transaction on awards outstanding under the 2017 Equity Plan is set forth below under the heading “Potential Payments upon Termination or a Change in Control – 2017 Equity Plan Obligations.”

Amendment and Termination. Our Board may at any time amend or terminate the 2017 Equity Plan or any award granted under the 2017 Equity Plan, but any amendment or termination generally may not impair the rights of any participant without the participant’s written consent. The Board may not amend any provision of the 2017 Equity Plan to materially increase the original number of shares that may be issued under the 2017 Equity Plan (other than as provided in the 2017 Equity Plan), materially increase the benefits accruing to a participant or materially modify the requirements for participation in the 2017 Equity Plan without approval of the Company’s stockholders. However, the Committee may amend the 2017 Equity Plan at any time, retroactively or otherwise, to ensure that the 2017 Equity Plan complies with current or future law without stockholder approval, and the Committee may unilaterally amend the 2017 Equity Plan and any outstanding award, without participant consent, in order to avoid the application of, or to comply with, Section 409A.

Outstanding Equity Awards at 2017 Fiscal Year-End

The following table sets forth information as of December 31, 2017, concerning outstanding equity awards previously granted to our named executive officers:

	Option Awards					Stock Awards
Name of Executive	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)(1)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(2)

Richard Murray, IV	23,500	—	—	14.57	12/31/21	—	—	20,120.38	809,845.33

John H. Holcomb, III	23,500	—	—	14.57	12/31/21	—	—	13,971.31	562,345.42

William E. Matthews, V	23,500	—	—	14.57	12/31/21	—	—	20,120.38	809,845.33

M. Davis Goodson, Jr.	23,500	—	—	14.57	12/31/21	—	—	8,195.46	329,867.08

(1)

The named executive officers received grants of performance share awards under the 2011 Equity Plan in January of each year from 2014 through 2017. The number of performance shares set forth in this column represents the projected number of performance shares, as of December 31, 2017, that each named executive officer could earn at the end of the four-year performance periods ending December 31, 2018 (for the 2015 grant), December 31, 2019 (for the 2016 grant) and December 31, 2020 (for the 2017 grant) based on actual performance during the elapsed portion of the applicable award period. The number of performance shares actually earned by the named executive officers will be determined based on our performance over the entire four-year award period for each of the grants, and such amount may differ significantly from the amounts shown in this column.

For the 2014 and 2015 grants, the earned percentage of each executive’s award is based on the average of our after-tax earnings relative to the corresponding budgets for each of the four years of the award period; provided, however, that, in order for the executive to receive any payout of the award, we must maintain net charge-offs averaging less than 0.60% of average loans and non-performing assets averaging less than 1.25% of average loans plus other real estate owned over the four years of the award period. For the 2016 grant and 2017 grant, the earned percentage of each executive’s award is based on the compound annual growth rate of our diluted earnings per share (“EPS”) over the four years of the award period; provided, however, that, in order for the executive to receive any payout of the award, we must maintain net charge-offs averaging less than 0.60% of average loans over the four years of the award period. In each case, the asset quality control mechanism is subject to certain adjustments in the discretion of the Compensation Committee.

In January 2018, the Compensation Committee, acting pursuant to its authority under the 2011 Equity Plan to adjust the terms and conditions of awards in recognition of unusual or nonrecurring events affecting the Company, approved the following adjustments to the calculation of the performance criteria underlying the performance share awards described above to eliminate the impact of the one-time write-down of the Company’s deferred tax asset as a result of the Tax Cuts and Jobs Act of 2017: (i) with respect to the 2014 grant and 2015 grant, (a) for years within the relevant performance period commencing on or after January 1, 2017, EPS was substituted for net income as the relevant performance measure for comparison, (b) the Company’s EPS for 2017 was adjusted so as to remove the impact of the DTA write-down, and (c) for the 2015 grant, the Company’s actual EPS for 2018 will compared against budgeted EPS for 2018 on a pre-tax basis (excluding minority interest); and (ii) with respect to the 2016 grant and 2017 grant, the Company’s beginning and ending EPS will be adjusted so as to use pre-tax income per diluted share (excluding minority interest) in the applicable calculations.

In March 2018, we settled the performance share awards made to each of our named executive officers under the 2014 grant pursuant to the calculation method (as adjusted) described above. Settlement of the 2014 grant resulted in a payment of 3,082.47 shares of our common stock to each of Messrs. Murray, Holcomb and Matthews and 2,119.2 shares of our common stock to Mr. Goodson, which payment was deferred by each such officer pursuant to the Deferral Plan, described below.

(2)

The amounts shown in this column represent the product of $40.25, which was the closing price for a share of our common stock on December 29, 2017, as reported by Nasdaq, and the number of performance shares reflected in the table for each of the named executive officers as of December 31, 2017.

Securities Authorized for Issuance Under Equity Compensation Plans

              The following table provides certain information regarding options and rights outstanding under our equity compensation plans as of April 6, 2018. All options reflected are options to purchase common stock.

Plan Category	(a) Number of Securities to be Issued Upon Exercise of Outstanding Options, and Rights (1)	(b) Weighted-Average Exercise Price of Outstanding Options, and Rights (2)	(c) Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in the First Column) (3)
Equity Compensation Plans Approved by Security Holders	443,578	$15.68	698,673

Equity Compensation Plans Not Approved by Security Holders	—	—	—

Total	443,578	$15.68	698,673

(1)

Includes shares potentially issuable in connection with (i) performance shares underlying awards made under the 2011 Equity Plan and 2017 Equity Plan, which will be issued based on the achievement of certain performance criteria or the occurrence of certain time-based conditions associated with the awards and set forth in the applicable award agreement (based on projections of the earned percentages of outstanding performance awards as of December 31, 2017) and (ii) the exercise of outstanding stock options under the 2011 Equity Plan and the United Group Banking Company of Florida, Inc. Officers’ and Employees’ Stock Option Plan, with respect to which the adoption or assumption, as applicable, of the respective plan was approved by the Company’s stockholders. Does not include (i) 32,143 total shares potentially issuable in connection with the exercise of outstanding stock options under the Reunion Bank of Florida Officers’ and Employees’ Stock Option Plan and the Reunion Bank of Florida Directors’ Stock Option Plan, which we assumed in connection with our acquisition of Reunion, with respect to which the approval of the Company’s stockholders was not required, (ii) any options to purchase shares of our common stock under the Private Bancshares, Inc. 2006 Stock Incentive Plan, which we assumed in our acquisition of Private Bancshares but all of which have previously been exercised, or (iii) outstanding warrants to purchase 20,064 shares of our common stock at an exercise price of $22.73 that we assumed in connection with our acquisition of FirstAtlantic, which warrants were not granted pursuant to an equity compensation plan and with respect to which the acquisition did not require approval of the Company’s stockholders.

(2)	The weighted-average exercise price includes the weighted-average exercise price of options only.

(3)

Includes shares remaining available under the 2017 Equity Plan. All of the shares available for grant under the 2017 Equity Plan may be issued in the form of restricted stock, phantom stock, performance share awards or other equity-based awards. Because the 2011 Equity Plan was frozen on May 23, 2017 following the approval by the Company’s stockholders of the 2017 Equity Plan, no additional awards will be granted thereunder. Moreover, each of the equity plans that we have assumed was frozen at the time of the applicable acquisition.

Deferral of Compensation Plan

On December 18, 2014, our Board adopted the National Commerce Corporation Deferral of Compensation Plan for Key Employees and Non-Employee Directors (the “Deferral Plan”), which became effective as of the date of adoption. Under the Deferral Plan, directors and members of a select group of management and highly compensated employees selected by the Board or the Compensation Committee may make an irrevocable election to defer receipt of all or a portion of any form of compensation that is determined by the Board or the Compensation Committee to be eligible for deferral. The Deferral Plan specifies the required timing of the election based on the form of compensation to be received.

A participant in the Deferral Plan may elect to defer all or a portion of his or her deferrable cash compensation into a designated subaccount in which the balance will accrue interest at the 30-Day London Interbank Offered Rate (LIBOR) plus 75 basis points. Alternatively, participants may defer cash compensation and must defer equity compensation into an account that tracks the performance of our common stock and from which distributions may be made solely in the form of shares of our common stock. Generally, a participant may elect to receive distributions either in a lump sum on a specific date or in annual installments, subject to certain provisions in the Deferral Plan that dictate the timing of such distributions in various circumstances, including death, a change in control or separation from service prior to age 60. Each participant is 100% vested in amounts attributable to his or her personal contributions, but any contributions by the Company may be subject to a vesting schedule.

The Deferral Plan is a non-qualified deferred compensation plan. As such, the rights of all participants to any deferred amounts represent our unsecured promise to pay, and the deferred amounts remain subject to the claims of our creditors.

Retirement Benefits

We maintain a tax-qualified 401(k) savings plan (the “401(k) Plan”), in which our named executive officers participate. The 401(k) Plan allows participants to contribute up to 100% of their pay on a pre-tax basis into individual retirement accounts, subject to the maximum annual limits set by the Internal Revenue Service. During 2017, we made a matching employer contribution in an amount equal to 50% of the first 6% of each plan participant’s elective deferrals. All contributions to the 401(k) Plan are in the form of cash. Employer contributions vest 20% per year over a 5-year service period. Participants are immediately fully vested in their own contributions to the 401(k) Plan.

In addition, the Company is a party to a Supplemental Executive Retirement Benefits Agreement with certain of its executive officers, including Messrs. Murray, Matthews and Goodson. See “Potential Payments upon Termination or a Change in Control – Supplemental Executive Retirement Benefits Agreements” below for additional information about these agreements.

Potential Payments upon Termination or a Change in Control

2011 Equity Plan Obligations

In the event of a transaction resulting in a change in control of the Company, outstanding stock options and other awards under the 2011 Equity Plan that are payable in or convertible into our common stock will terminate at the effective time of such change in control unless provision is made in connection with the transaction for the continuation or assumption of such awards by, or for the substitution of the equivalent awards of, the surviving or successor entity or a parent thereof. In such an event, the holders of the awards will be permitted, immediately before the change in control, to exercise or convert all portions of such awards that are then exercisable or convertible or that will become exercisable or convertible at or prior to the effective time of the change in control.

2017 Equity Plan Obligations

The 2017 Equity Plan generally provides that if a participant in the 2017 Equity Plan incurs a termination of service without cause or for good reason during the twelve-month period following a change in control (as defined in the 2017 Equity Plan), then all stock options and stock appreciation rights under the 2017 Equity Plan then held by the participant will become immediately exercisable with respect to 100% of the shares subject to such stock options or stock appreciation rights, and all stock awards under the 2017 Equity Plan then held by the participant will become fully earned and vested immediately. However, for any award that is intended to be performance-based compensation, any incomplete performance period will end on the date of a change in control, and the Compensation Committee will (i) determine the extent to which performance goals have been achieved with respect to the partial performance period; (ii) assume for purposes of the settlement of such award that the level of achievement for the partial period has been achieved for the entire performance period (provided, however, that if the actual level of achievement is less than the “target” level set forth in the applicable award agreement, then the “target” level shall be assumed); and (iii) cause the number of shares specified in the award agreement with respect to the assumed level of attainment of the performance goals for the entire performance period to be paid to the participant no later than thirty days following such change in control.

In the event of a change in control, the Compensation Committee may, in its discretion and upon at least ten days’ advance notice to the affected participant, cancel any outstanding award and, no later than thirty days following such change in control, pay to the participant, in cash or stock or any combination thereof, the value of such award based on the price per share of stock received or to be received by other stockholders in the change in control event. In the case of any stock option or stock appreciation right with an exercise price that equals or exceeds the price paid per share of stock in connection with the change in control, the Compensation Committee may cancel the option or stock appreciation right without the payment of consideration therefor. In the event an award under the 2017 Equity Plan constitutes “nonqualified deferred compensation” for purposes of Section 409A, the Committee, in its discretion, may specify a different definition of change in control in order to comply with the provisions of Section 409A.

Unless specifically provided to the contrary in the applicable award agreement, if a participant’s service is terminated for cause, any outstanding award held by the participant shall terminate and will be forfeited immediately, to the extent that it has not yet vested, and the participant will have no further rights under the award. Payments owed to a participant under any other circumstances will be determined according to the terms of the applicable award agreement.

Employment Agreement Obligations

Subject to the terms and conditions therein, each Employment Agreement provides that, following a separation from service by the applicable named executive officer under certain circumstances, the named executive officer may be entitled to receive certain payments, as described below.

Death or Disability. Each of the named executive officers (or his estate, as applicable) will receive the following upon death or “disability” (as such term is defined in the Employment Agreements): (i) any accrued and unpaid base salary, unreimbursed business expenses and vested amounts under the Company’s employee benefit plans (the “Accrued Amounts”); (ii) a one-time lump sum cash payment under the AIP in an amount to be determined by the Compensation Committee, but no less than a prorated amount of the named executive officer’s target bonus for the year of termination (the “Final Year Pro Rata AIP Bonus”); and (3) shares of the Company’s common stock to which the named executive officer is entitled under any outstanding performance share awards, calculated in accordance with the terms and conditions governing such awards. Any other equity awards outstanding will be treated in accordance with the applicable plans and agreements under which they were granted.

Termination without “Cause” or for “Good Reason” (No Change in Control). If the Company terminates the named executive officer’s employment without “cause,” or if the named executive officer terminates his employment for “good reason” (as such terms are defined in the Employment Agreements) outside of the context of a change in control, then the Company will be obligated to pay or provide to the named executive officer, as applicable: (i) the Accrued Amounts; (ii) the Final Year Pro Rata AIP Bonus; (iii) a one-time lump sum cash payment equal to the sum of (A) the Officer’s base salary at termination, plus (B) the greater of (1) the most recent payment to the Officer under the AIP or (2) the average of the three most recent AIP payments to the named executive officer, plus (C) the greater of (1) the dollar value (as of the date of grant) of the target award of the most recent performance share awards granted to the named executive officer or (2) the average dollar value (as of the dates of grant) of the target awards of the three most recent performance share awards granted to the named executive officer; (iv) a one-time lump sum cash payment equal to the dollar value at termination of all outstanding performance share awards that are terminated in connection with the named executive officer’s termination of employment, as if fully vested and the maximum percentage of the target awards earned; (v) COBRA premiums until the expiration of the COBRA coverage period or the date on which the named executive officer becomes eligible for coverage under the plan of a subsequent employer; and (vi) reimbursement for expenses associated with outplacement services in an aggregate amount not to exceed $25,000. Any other equity awards outstanding will be treated in accordance with the applicable plans and agreements under which they were granted.

Termination without “Cause” or for “Good Reason” (Change in Control). If the Company terminates the named executive officer’s employment without “cause,” or if the named executive officer terminates his employment for “good reason,” and such termination occurs during the period beginning one year prior to and ending two years following a change in control, then the Company will be obligated to pay or provide to the named executive officer, as applicable: (i) the Accrued Amounts; (ii) the Final Year Pro Rata AIP Bonus; (iii) a one-time lump sum cash payment equal to 2.99 times the sum of (A) the named executive officer’s base salary at termination, plus (B) the greater of (1) the most recent payment to the named executive officer under the AIP prior to the change in control or (2) the average of the three most recent AIP payments to the named executive officer prior to the change in control, plus (C) the greater of (1) the dollar value (as of the date of grant) of the target award of the most recent performance share awards granted to the named executive officer prior to the change in control or (2) the average dollar value (as of the dates of grant) of the target awards of the three most recent performance share awards granted to the named executive officer prior to the change in control; (iv) COBRA premiums until the expiration of the COBRA coverage period or the date on which the named executive officer becomes eligible for coverage under the plan of a subsequent employer; and (v) reimbursement for expenses associated with outplacement services in an aggregate amount not to exceed $25,000. Any other equity awards outstanding will be treated in accordance with the applicable plans and agreements under which they were granted.

Termination for “Cause” or without “Good Reason”. If the named executive officer’s employment is terminated by the Company for “cause” or by the named executive officer without “good reason,” then the named executive officer will be entitled to receive the Accrued Amounts only.

Limitation of Benefits.  The payments or benefits to be received by the named executive officers in connection with a change in control or termination of employment are subject to potential reduction to the extent necessary to ensure that no amounts are subject to taxes under Sections 280G and 4999 of the Internal Revenue Code.

Supplemental Executive Retirement Benefits Agreements

Effective January 1, 2016, the Bank entered into a Supplemental Executive Retirement Benefits Agreement (a “SERP Agreement”) with each of Messrs. Murray, Matthews and Goodson. Subject to the terms and conditions therein, each SERP Agreement provides that, commencing on the first day of the month following the date on which the officer retires or otherwise experiences a separation from service, the officer will be entitled to receive a monthly payment for a period of 15 years in the amount of (i) $10,000, in the case of Messrs. Murray and Matthews, and $6,667, in the case of Mr. Goodson, if the respective officer remains employed by the Bank until at least age 65 (the “Full Benefit”), or (ii) a reduced monthly benefit if, prior to age 65, the officer voluntarily resigns or the Bank terminates the officer’s employment other than for “cause” (a “Limited Benefit”). The actual amount of the Limited Benefit corresponds to the year in which the resignation or termination occurs and is subject to a floor of $769.25 for Mr. Murray, $666.66 for Mr. Matthews and $289.83 for Mr. Goodson, and a cap of $9,230.75 for Mr. Murray, $9,333.33 for Mr. Matthews and $6,376.83 for Mr. Goodson. If the officer’s employment is terminated for “cause,” then the officer is not entitled to any payments under the SERP Agreement. In addition, the officer’s receipt of payments under the SERP Agreement is expressly conditioned on his compliance with customary noncompetition and non-solicitation provisions. If a change in control occurs before an officer experiences a separation from service with the Bank or its affiliates, then the officer will become 100% vested in the Full Benefit upon any subsequent termination of employment, including a termination for “cause,” and the Full Benefit will be paid in the manner described above. In addition, the Bank must pay any legal fees incurred by the officer in enforcing his rights under the SERP Agreement following a change in control. A change in control will also nullify the requirement that the officer comply with the restrictive covenant provisions described above as a condition to payment under the SERP Agreement.

In order to fund its obligations under the SERP Agreements, the Bank purchased insurance policies on the life of each officer (collectively, the “Policies”). The amount of the life insurance benefits and the distribution provisions and other terms of such Policies are set forth in a Split-Dollar Agreement executed by each officer, the terms of which are described below. If an officer’s Split-Dollar Agreement is in effect on the date of his death, then no death benefits will be paid under his SERP Agreement. If the Split-Dollar Agreement is not in effect on the date of the officer’s death, then (i) if the officer dies while employed by the Bank and prior to the commencement of any payments under the SERP Agreement, the payment under the SERP Agreement will be a lump sum payment based on the present value of the Limited Benefit as of the date of the officer’s death, or (ii) if the officer dies after payments have begun under the SERP Agreement, then the payment under the SERP Agreement will be a lump-sum payment based on the present value of the remaining unpaid monthly payments due thereunder.

Split-Dollar Agreements

Each Split-Dollar Agreement provides that, upon the death of the respective officer, his beneficiaries will be entitled to receive an amount equal to the lesser of (i) the difference between the total death proceeds payable under the Policies and the cash surrender value of the Policies, and (ii) a death benefit in an amount that generally corresponds to the remaining amount of the Full Benefit payable under the SERP Agreement. For example, if an officer dies while employed by the Bank and at or prior to age 65, then the death benefit will be $1,800,000 for Messrs. Murray and Matthews and $1,200,000 for Mr. Goodson, which represents the sum of the Full Benefit payments that would have been made under the SERP Agreement ($120,000 annually for Messrs. Murray and Matthews and $80,000 annually for Mr. Goodson, in each case for 15 years). If the officer remains employed by the Bank until at least his 65th birthday, then the death benefit will automatically decrease each year by $120,000 for Messrs. Murray and Matthews and $80,000 for Mr. Goodson, with the first decrease occurring on the date on which the officer reaches age 66. The reduction in the amount payable under each Split-Dollar Agreement following the termination of an officer’s employment reflects the fact that the Policies related to the Split-Dollar Agreements also serve to fund the benefits paid under the SERP Agreements and the officer will have received those SERP Agreement benefits after his termination of employment. The Bank will be entitled to any death proceeds payable under the Policies that remain after payment to the officer’s beneficiaries. The Bank and the officer’s beneficiaries will share pro rata in any interest due on the death proceeds of the Policies, based on the amount of proceeds due each person, excluding any such interest.

Payment of benefits under the Split-Dollar Agreement is conditioned on (i) the officer’s compliance with certain noncompetition and non-solicitation covenants and (ii) the condition that the officer’s employment may not have been terminated for “cause.” In the event of a change in control, the foregoing conditions to payment are eliminated. Prior to a change in control, the Split-Dollar Agreements will terminate immediately upon (i) the officer’s death and payment of the death benefit, (ii) termination of the officer’s employment before age 65 for any reason other than death (in which case no death benefits will be paid to the officer’s beneficiaries), (iii) surrender or termination of the Policies by the Bank pursuant to a regulatory order or other legal requirement or (iv) the officer attaining age 80. Following a change in control that occurs before the officer experiences a separation from service from the Bank, the Split-Dollar Agreement will remain in effect until (i) the officer’s death and payment of the death benefit, or (ii) the officer attaining age 80, unless the officer consents in writing to an earlier termination.

Stock Ownership Guidelines for Executive Officers

The Company has always encouraged its executive officers to have a financial stake in the Company, and our executive officers have historically owned shares of our common stock. In 2014, the Company adopted formal stock ownership guidelines for the Company’s executive officers, as defined in Rule 3b-7 under the Exchange Act, except for James R. Thompson, for so long as Mr. Thompson maintains a direct or indirect equity ownership position in the Company’s subsidiary, CBI Holding Company, LLC. Under the ownership guidelines, which are set forth in the Company’s Corporate Governance Guidelines, the Company’s Chief Executive Officer, Chief Financial Officer and Chief Operating Officer, if any, should acquire and beneficially own shares of the Company’s common stock with a value equal to at least three times their respective annual base salaries, and the other executive officers should acquire and beneficially own shares of the Company’s common stock with a value equal to at least one and one-half times their respective annual base salaries. Executive officers have until the later of the fifth anniversary of (i) the date of the listing of the Company’s shares of common stock on a national securities exchange (March 19, 2020) or (ii) the date on which he or she becomes an executive officer to satisfy the guidelines. The minimum number of shares to be held by an executive officer will be calculated on the first trading day of each calendar year based on the fair market value of such shares, as determined in accordance with the procedures set forth in the guidelines. Any subsequent change in the fair market value of the shares will not affect the amount of stock that non-employee directors should hold during that year. For purposes of satisfying the ownership guidelines, the following categories of stock are counted: (i) shares owned directly, (ii) shares owned indirectly (e.g., by a spouse, minor children or a trust), (iii) time-vesting restricted stock, (iv) performance shares that have been awarded but that are not yet vested (based on the target amount of shares on the respective dates of grant of such awards), (v) vested stock options and (vi) vested restricted stock units. Any shares that are subject to hedging, monetization or pledging transactions are not counted toward satisfying the ownership guidelines; however, pursuant to the Company’s Policy on Insider Trading, the Company’s executive officers are prohibited from entering into hedging or monetization transactions or similar arrangements involving the Company’s stock. If the number of shares that an executive officer should own is increased as a result of an increase in the amount of such officer’s annual base salary, the officer will have five years from the effective date of the increase to attain the increased level of ownership.

Compensation Consultant

Under its charter, the Compensation Committee of our Board has the authority to retain its own compensation consultant. The Compensation Committee retained each of Matthews, Young & Associates, Inc. and Pearl Meyer at different times during 2017 to provide the Compensation Committee with independent analysis and advice on executive compensation-related matters, including the identification of an appropriate peer group for the Company and review of the compensation structure of the Company’s executive officers relative to the peer group. Pearl Meyer recommended changes to the composition of the Company’s peer group and provided review and analysis of the compensation levels and programs of companies within the peer group. The Compensation Committee conducted an inquiry and assessment with respect to each of these compensation consultants, including the factors relating to independence specified in Nasdaq listing requirements, and determined that each is independent of management and has no conflicts of interest in acting as a compensation consultant to the Compensation Committee. Information furnished by Pearl Meyer is one factor the committee uses when it makes decisions about compensation; other factors are described in “Elements of Executive Compensation” above.

Director Compensation

Fees

Until May 23, 2017, our non-employee directors received $1,000 for each board meeting attended in person, $500 for each committee meeting attended in person and $300 for each board or committee meeting attended telephonically. In addition, our non-employee directors received an annual retainer of $30,000, except for Mr. Page, who received a retainer of $52,500 in connection with his service as lead independent director. Chairpersons of the standing committees of our Board received additional annual retainers in the following amounts: $5,000 for the Audit Committee, $5,000 for the Risk Committee, $1,000 for the Compensation Committee and $1,000 for the Nominating and Corporate Governance Committee. All members of the Audit Committee (other than the Chairperson) received an annual retainer of $2,500 in addition to the standard annual retainer for service on our Board.

On May 23, 2017, following a recommendation from the Compensation Committee, our Board approved certain changes to the compensation structure and amounts for our directors. From and after May 23, 2017, our non-employee directors receive $1,000 for each board meeting attended (whether in person or telephonically) and $500 for each committee meeting attended (whether in person or telephonically). In addition, our non-employee directors receive an annual retainer of $37,500, except for Mr. Page, who receives a retainer of $60,000 in connection with his service as lead independent director. Chairpersons of the standing committees of our Board receive additional annual retainers in the following amounts: $7,500 for the Audit Committee, $7,500 for the Risk Committee, $2,500 for the Compensation Committee and $2,500 for the Nominating and Corporate Governance Committee. All members of the Audit Committee (other than the Chairperson) receive an annual retainer of $4,000 in addition to the standard annual retainer for service on our Board.

All of the Company’s directors also serve as directors of the Bank. During 2017, our directors received no additional compensation for this board service.

Deferral of Compensation Plan

Our directors may participate in the Deferral Plan, as described above.

2017 Non-Employee Director Compensation Table

The following table provides information regarding compensation earned by or paid to our non-employee directors in 2017:

Name(1)	Fees earned or paid in cash(2) ($)	All other compensation ($)	Total ($)
Joel S. Arogeti	48,688	—	48,688
Bobby A. Bradley	49,725	—	49,725
Mark L. Drew	50,725	—	50,725
R. Holman Head	56,025	—	56,025
Jerry D. Kimbrough	13,250(3)	—	13,250
C. Phillip McWane	42,688	—	42,688
G. Ruffner Page, Jr.	73,525	124,051(4)	197,576
Stephen A. Sevigny, M.D.	51,725	—	51,725
W. Stancil Starnes	60,488	—	60,488
Temple W. Tutwiler, III	56,850	—	56,850
Russell H. Vandevelde, IV	50,688	—	50,688
Donald F. Wright	48,688	—	48,688

(1)

Although Messrs. Holcomb, Murray, and Matthews serve on our Board in addition to their service as our executive officers, they currently receive no additional compensation for their service as directors. Jerry D. Kimbrough, who served on our Board through May 23, 2017, received $13,250 in total fees for his service during such time, all of which was deferred pursuant to Mr. Kimbrough’s participation in the Deferral Plan. Thomas H. Coley joined the Board in January 2018 and therefore received no fees for service during 2017.

(2)

With the exception of fees paid to Mr. Arogeti, all directors’ fees paid in 2017 were deferred under the Deferral Plan and are held in an account that tracks the performance of our common stock and from which distributions may be made solely in the form of shares of our common stock. Fees owed to Mr. Arogeti for his Board service were paid in cash.

(3)

Mr. Kimbrough did not stand for reelection at the annual meeting of the Company’s stockholders held on May 23, 2017; accordingly, the fees presented in the table above represent service on the Board only through May 23, 2017.

(4)

Represents the aggregate market value of 3,082 shares of our common stock that vested on December 31, 2017 (based on a closing per-share price of $40.25 on December 29, 2017, as reported by Nasdaq) pursuant to a grant of performance share awards made to Mr. Page as of January 1, 2014 in connection with his service as chairman of the Executive Committee of our Board. The percentage of the target award earned by Mr. Page was based on our average after-tax net income over the four-year award period compared to our budgeted net income over such period, subject to the condition that we maintain net charge-offs averaging less than 0.60% of average loans and non-performing assets averaging less than 1.25% of average loans plus other real estate owned over the four years of the award period. See “2011 Equity Plan” for additional information.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Policy for the Review and Approval of Related Party Transactions

Under SEC rules, a “related person” is an officer, director, nominee for director or beneficial holder of more than 5% of any class of our voting securities since the beginning of the last fiscal year, or an immediate family member of any of the foregoing. Pursuant to our written policy on related party transactions, directors, director nominees, executive officers and employees are required to report any transactions that constitute a transaction requiring disclosure under Item 404 of SEC Regulation S-K. Our Chief Executive Officer, in consultation with outside counsel, makes the initial determination as to whether a potential transaction constitutes a related party transaction. Following this initial determination, the Audit Committee of our Board is responsible for evaluating each related party transaction and making a recommendation to the disinterested members of our Board as to whether the transaction at issue is fair, reasonable and within our policy and whether it should be ratified and approved. The Audit Committee, in making its recommendation, considers various factors, including the benefit of the transaction to the Company, the terms of the transaction and whether they are at arm’s-length and in the ordinary course of our business, the direct or indirect nature of the related person’s interest in the transaction, the size and expected term of the transaction, and other facts and circumstances that bear on the materiality of the related party transaction under applicable law and listing standards. The Audit Committee reviews, at least annually, a summary of our transactions with our directors and officers and with firms that employ our directors, as well as any other related person transactions.

Prior to the adoption of the written policy, our Board used similar processes and controls to obtain information from our directors, executive officers, and significant stockholders regarding related party transactions and then determined, based on the facts and circumstances, whether we or a related person had a direct or indirect material interest in these transactions. When considering potential transactions involving a related party, our officers notified our Board of the proposed transaction and our Board or a committee thereof discussed the transaction and the implications of engaging a related party. If our Board (or specified directors as required by applicable legal requirements) determined that the transaction was in the Company’s best interests, it voted to approve entering into the transaction with the applicable related party.

Relationships and Related Party Transactions

We and our subsidiaries may engage in transactions with directors, officers, employees and other “related parties” only to the extent that such activities are permitted by, and consistent with, applicable laws and regulations. Federal and state regulations impose a number of restrictions on transactions and dealings between insured depository institutions and related parties. In general, these transactions are subject to certain quantitative limitations and are required to be on substantially the same terms and conditions as are available for transactions between the institution and unrelated parties. “Related parties” include our directors and officers, their spouses, and certain members of their immediate families, as well as other persons or entities with which we have certain relationships, as set forth in federal and state regulations.

We have had in the past, and expect to have in the future, banking transactions in the ordinary course of business with our directors, officers and principal stockholders, and the associates of the foregoing, on substantially the same terms, including interest rates and collateral requirements, as those prevailing at the same time for comparable transactions with unrelated parties. Such transactions are not expected to involve more than the normal risk of collectability nor present other unfavorable features to us. Loans to individual directors and officers must also comply with our lending policies and statutory lending limits.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires our directors and officers and persons who own more than 10% of our common stock to file with the SEC reports of ownership and changes in ownership of the Company’s common stock held by them. Copies of these reports must also be provided to the Company. Based on our review of these reports, we believe that, during the year ended December 31, 2017, all such reports that were required to be filed were filed on a timely basis.

REPORT OF THE AUDIT COMMITTEE

The Audit Committee of the Board is currently composed of six directors, all of whom satisfy the heightened independence requirements provided for in SEC rules. All members of the Audit Committee are financially literate, as that qualification has been interpreted by the Company’s Board in its business judgment, and at least one member of the Audit Committee qualifies as an “audit committee financial expert,” as that term is defined by the SEC. The Audit Committee operates under a written charter, which became effective on July 17, 2014.

The Audit Committee hereby submits the following report:

●	The Audit Committee has reviewed and discussed with management the Company’s audited consolidated financial statements as of, and for the year ended, December 31, 2017.

●

The Audit Committee has discussed with the Company’s independent registered public accountants, Porter Keadle Moore, LLC, the matters required to be discussed by Public Company Accounting Oversight Board (PCAOB) Auditing Standard No. 16, Communications with Audit Committees (as amended), as well as all other matters required to be discussed with the independent auditors by applicable PCAOB standards.

●

The Audit Committee has received and reviewed the written disclosures and the letter from Porter Keadle Moore, LLC required by applicable rules of the PCAOB regarding Porter Keadle Moore, LLC’s communications with the Audit Committee concerning independence, and has discussed with Porter Keadle Moore, LLC their independence.

Based on the review and discussions referred to above, the Audit Committee recommended to the Board that the financial statements referred to above be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2017 for filing with the SEC.

Audit Committee:

Temple W. Tutwiler, III, Chairman
Bobby A. Bradley
Thomas H. Coley
Mark L. Drew
R. Holman Head
Stephen A. Sevigny, M.D.

PROPOSAL 1

ELECTION OF DIRECTORS

Upon the recommendation of the Nominating and Corporate Governance Committee, the Board has nominated the following individuals for election as directors to serve until the 2019 annual meeting of stockholders and until their successors have been elected and qualified:

Joel S. Arogeti	R. Holman Head	G. Ruffner Page, Jr.
Bobby A. Bradley	John H. Holcomb, III	Stephen A. Sevigny, M.D.
Thomas H. Coley	William E. Matthews, V	W. Stancil Starnes
Mark L. Drew	C. Phillip McWane	Temple W. Tutwiler, III
Brian C. Hamilton	Richard Murray, IV	Russell H. Vandevelde, IV

Unless a stockholder instructs otherwise, it is intended that the shares represented by properly submitted proxies will be voted FOR the election as directors of the nominees listed above. The Board anticipates that the nominees listed above will be able to serve, but if any nominee should be unable or unwilling to serve, proxies will be voted for a substitute selected by the Board.

The Board unanimously recommends that the stockholders vote “FOR” each of the director nominees named above.

PROPOSAL 2

RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS

At the direction of the Audit Committee, the ratification of the appointment of Porter Keadle Moore, LLC (“PKM”) as the Company’s independent registered public accountants for the year ending December 31, 2018 is being presented to the stockholders for approval at the Annual Meeting. If the appointment of independent registered public accountants is not ratified, the Audit Committee will reconsider its appointment of the Company’s independent registered public accountants.

General

The Audit Committee has approved the engagement of PKM as the Company’s independent registered public accountants for the year ending December 31, 2018. PKM has audited our financial statements for the year ended December 31, 2017 and has served as our auditors since 2007.

It is expected that a representative of PKM will be present at the Annual Meeting to respond to appropriate questions and will be given the opportunity to make a statement if he or she so desires.

Fees Paid to PKM

The following table presents fees for professional services rendered by PKM for the audit of the Company’s annual financial statements for the years ended December 31, 2017 and December 31, 2016, and fees billed for other services rendered by PKM during those periods.

	2017	2016
Audit Fees	$371,400	$293,500
Audit-Related Fees	9,500	9,000
Tax Fees	—	—
All Other Fees	—	—
TOTAL	$380,900	$302,500

Audit Fees. Audit Fees for the past two years were for professional services rendered by PKM in connection with (i) the audits of the Company’s annual consolidated financial statements, (ii) review of the Company’s annual report on Form 10-K, (iii) limited reviews of the Company’s quarterly condensed consolidated financial statements included in periodic reports filed with the SEC, including out-of-pocket expenses and (iv) work performed in connection with issuing consents for the Company’s registration statement filings.

Audit-Related Fees. Audit-Related Fees for the past two years were for assurance and related services by PKM with respect to the audit and review of the Company’s financial statements, including an audit of the Company’s 401(k) plan. All audit-related services were pre-approved by the Company’s Audit Committee.

Tax Fees. There were no Tax Fees for 2016 or 2017.

All Other Fees. All Other Fees encompasses any services provided by the independent registered public accountants other than the services reported in the other categories above. There were no such fees in 2016 or 2017.

Pre-Approval Policy

The Audit Committee has adopted policies and procedures for the pre-approval of audit and non-audit services performed by the independent registered public accountants, pursuant to which the Audit Committee generally is required to pre-approve the audit and permissible non-audit services performed by the independent registered public accountants in order to assure that the provision of such services does not impair the registered accountants’ independence. Unless a type of service to be provided by the independent registered public accountants has received general pre-approval, the service will require specific pre-approval by the Audit Committee. Any amounts invoiced for services rendered that materially exceed pre-approved cost levels will require specific approval by the Audit Committee prior to the payment of such invoice. On an annual basis, the Audit Committee may pre-approve specific services that are expected to be provided to the Company by the independent registered public accountants during the following twelve months. The most recent pre-approval occurred in October 2017.The Audit Committee may delegate pre-approval authority to one or more of its members, who in turn must report any pre-approval decisions to the Audit Committee at its next scheduled meeting.

The Board unanimously recommends that the stockholders vote “FOR” Proposal 2.

OTHER MATTERS

As of the date of this Proxy Statement, the Board does not know of any business that will be presented for consideration at the Annual Meeting other than as specified herein and in the Notice of Annual Meeting of Stockholders, but if other matters are presented, it is the intention of the persons designated as proxies to vote in accordance with their judgment on such matters.

DEADLINE FOR STOCKHOLDER PROPOSALS

In order for a proposal by a stockholder of the Company to be eligible to be included in the proxy statement and form of proxy for the 2019 annual meeting of stockholders pursuant to the proposal process prescribed by SEC Rule 14a-8, the proposal must be received by the Corporate Secretary at National Commerce Corporation, 813 Shades Creek Parkway, Suite 100, Birmingham, Alabama 35209, on or before December 21, 2018.

If a stockholder proposal is submitted outside the proposal process mandated by SEC Rule 14a-8, and is submitted instead under the Company’s advance notice bylaw provision (Section 1.4(a) of the bylaws), the proposal must be received by the Corporate Secretary at National Commerce Corporation, 813 Shades Creek Parkway, Suite 100, Birmingham, Alabama 35209 not earlier than December 23, 2018 or later than January 22, 2019, together with the necessary supporting documentation required under that bylaw provision.

ANNUAL REPORT ON FORM 10-K

You may receive a copy of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2017 without charge by sending a written request to National Commerce Corporation, 813 Shades Creek Parkway, Suite 100, Birmingham, Alabama 35209, Attn: Corporate Secretary.

NATIONAL COMMERCE CORPORATION
C/O BROADRIDGE
P.O. BOX 1342
BRENTWOOD, NY 11717

VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information until 11:59 p.m. Eastern Time the day before the meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions until 11:59 p.m. Eastern Time the day before the meeting date. Have your proxy card in hand when you call and follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

E46270-P03455

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

NATIONAL COMMERCE CORPORATION

The Board of Directors recommends you vote FOR all of the following:

	For All	Withhold All	For All Except
1. Election of Directors	☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

Nominees:

01) Joel S. Arogeti
02) Bobby A. Bradley
03) Thomas H. Coley
04) Mark L. Drew
05) Brian C. Hamilton
06) R. Holman Head
07) John H. Holcomb, III
08) William E. Matthews, V
09) C. Phillip McWane
10) Richard Murray, IV
11) G. Ruffner Page, Jr.
12) Stephen A. Sevigny
13) W. Stancil Starnes
14) Temple W. Tutwiler, III
15) Russell H. Vandevelde, IV

The Board of Directors recommends you vote FOR proposal 2.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.

E46271-P03455

NATIONAL COMMERCE CORPORATION
Annual Meeting of Stockholders
May 22, 2018, 9:30 AM Central Time
This proxy is solicited by the Board of Directors.

The stockholder(s) hereby appoint(s) John H. Holcomb, III and Richard Murray, IV, or either of them, as proxies, each with the power to appoint his substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock of NATIONAL COMMERCE CORPORATION that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held at 9:30 AM Central Time on May 22, 2018, at 813 Shades Creek Parkway, Birmingham, Alabama 35209, and any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations.

Continued and to be signed on reverse side